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                               GARTNER GROUP, INC.

                           SAVINGS AND INVESTMENT PLAN

                      (As Amended Through January 22, 1998)
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                                TABLE OF CONTENTS


                                                                            Page
Article 1.   Definitions......................................................1
Article 2.   Participation...................................................13
Article 3.   Participants' Contributions.....................................14
Article 4.   Employer Matching Contributions; Employer Contributions.........16
Article 5.   Limitations on Contributions....................................18
Article 6.   Investment Options..............................................21
Article 7.   Withdrawals from Accounts.......................................22
Article 8.   Loans...........................................................23
Article 9.   Valuation, allocation and Accounting............................25
Article 10.  Vesting.........................................................26
Article 11.  Distributions...................................................27
Article 12.  Funding.........................................................32
Article 13.  Administration of Plan..........................................33
Article 14.  Management of Trust Fund........................................35
Article 15.  Benefit Claims Procedure........................................35
Article 16.  Non-Alienation of Benefits......................................36
Article 17.  Designation of Beneficiary......................................36
Article 18.  Amendment.......................................................36
Article 19.  Adoption and Withdrawal form Plan by Affiliated Company.........37
Article 20.  Termination; Merger, Consolidation or Transfer of Assets........37
Article 21.  Top Heavy Provisions............................................38
Article 22.  Miscellaneous...................................................39


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                               GARTNER GROUP, INC.
                                 RETIREMENT PLAN

         Gartner Group, Inc., a corporation, with its principal office at 56 Top Gallant Road, Stamford, Connecticut 06904 amends and restates effective as of January 22, 1998 the savings and investment plan for its employees (which initially become effective as of April 1, 1984, and into which, as of January 1, 1994, the Gartner Group, Inc. Pension Plan was merged ), as follows:

Article 1.  Definitions

         The following definitions and the definitions contained in Section 21.1 apply for purposes of this Plan:

         1.1 Accounts - a Participant's Before Tax Savings Account, (Employee Contribution Account), After Tax Savings Account, (Voluntary Contribution Account) Employer Matching Account, (Company Matching Account), Employer Account, (Profit Sharing Account), Pension Plan Account, Recharacterized Contribution Account, Rollover Account and Savings and Investment Account.

         1.2 Accrued Benefits - the sum of the credit balances in a Participant's Accounts.

         1.3 Actual Contribution Percentage - (A) A percentage for a Plan Year determined for each Participant equal to a fraction (for Plan Years beginning after 1988, rounded to the nearest one-hundredth of a percent).

The numerator of the fraction is the sum of the amount of the Participant's Employer Matching Contributions, After Tax Savings Contributions, not taken into account in determining the maximum Average Actual Deferral Percentage for Highly Compensated Employees and Recharacterized Contribution for a Plan Year. The denominator of the fraction is the Participant's Compensation (as defined in paragraph (e) of this definition) for that Plan Year.

              (B) The Committee may elect to take into account in computing the numerator of the fraction any or all of the amount of Participant's Before Tax Savings Contributions and Qualified Employer Contributions for the Plan Year provided that (1) the Average Actual Deferral Percentage for Highly Compensated Employees satisfies Section 5.3 both (i) by taking into account all Before Tax Savings Contributions and (ii) by taking into account Before Tax Savings Contributions but excluding those Before Tax Savings Contributions taken into account in determining the maximum Average Actual Contribution Percentage for Highly Compensated Employees and (2) those Before Tax Savings Contributions and Qualified Employer Contributions taken into account in determining the maximum Average Actual Contribution Percentage for Highly Compensated Employees are not taken into account for determining the maximum Average Actual Deferral Percentage for Highly Compensated Employees.

              (C) For purposes of this definition, in the case of a Highly Compensated Employee who (1) is a Five Percent Owner or is among the ten Highly Compensated Employees with the greatest Compensation and (2) has a family member (as defined in Section 414(q)(6)(B) of the Internal Revenue Code) who is a Participant, the combined Actual Contribution Percentage for the Highly Compensated Employee and such family members shall be determined by using the combined contributions taken into account under clauses (a) and (b) of this definition and the combined Compensation of the Highly Compensated Employee and such family members.



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              (D) In the case of a Highly Compensated Employee who is eligible to participate in more than one Defined Contribution Plan which permits after tax contributions or includes employer matching contributions, his or her Actual Contribution Percentage shall be determined by treating all such Defined Contribution Plans as one plan.

              (E) For purposes of this definition, Compensation shall mean compensation as defined in Section 414(s) of the Internal Revenue Code and shall include any amounts contributed on behalf of an Employee to a cafeteria plan or cash or deferred arrangements and not includible in income under Section 125 or 402(a)(8) of the Internal Revenue Code. A Participant's Compensation while he or she is not eligible to make Before Tax Savings Contributions shall be disregarded.

         1.4 Actual Deferral Percentage (A) A percentage for a Plan Year determined for each Participant equal to a fraction (for Plan Years beginning after 1988, rounded to the nearest one-hundredth of a percent). Subject to clause (b)(2) of Section 1.3 (Actual Contribution Percentage), the numerator of the fraction is the amount of the Before Tax Savings Contributions contributed by the Participant during a Plan Year (excluding any contributions returned (i) under Section 5.6 and (ii) in the case of a Participant who is not a Highly Compensated Employee, under Section 3.4). The denominator of the fraction is the Participant's Compensation (as defined in paragraph (e) of this definition) for that Plan Year.

              (B) Subject to clause (b)(2) of Section 1.3 (Actual Contribution Percentage), the Committee may take into account in computing the numerator of the fraction any (or all) of a Participant's Qualified Employer Contributions.

              (C) For purposes of this definition, in the case of a Highly Compensated Employee who (1) is a Five Percent Owner or among the ten Highly Compensated Employees with the greatest Compensation and (2) has a family member (as defined in Section 414(q)(6)(B) of the Internal Revenue Code) who is a Participant, the combined Actual Deferral Percentage for the Highly Compensated Employee and such family members shall be determined by using the combined contributions taken into account under clauses (a) and (b) of this definition and the combined Compensation of the Highly Compensated Employee and all such family members.

              (D) In the case of a Highly Compensated Employee who is eligible to participate in more than one Defined Contribution Plan which permits before tax savings contributions, his or her Actual Deferral Percentage shall be determined by treating all such Defined Contribution Plans as one plan.

              (E) For purposes of this definition, Compensation shall mean compensation as defined in Section 414(s) of the Internal Revenue Code and shall include any amounts contributed on behalf of an Employee to a cafeteria plan or cash or deferred arrangements and not includible in income under Section 125 or 402(e)(3) of the Internal Revenue Code. A Participant's Compensation while he or she is not eligible to make Before Tax Savings Contributions shall be disregarded.

         1.5 Affiliated Company - (a) the Company, (b) a member of a controlled group of corporations of which an Employer is a member, (c) an unincorporated trade or business which is under common control with an Employer as determined in accordance with Section 414(c) of the Internal Revenue Code or (d) a member of an affiliated service group with any Employer as defined in Section 414(m) of the Internal Revenue Code or (e) any other entity that must be aggregated with an Employer under Section 414(o) (and Income Tax Regulations thereunder) of


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the Internal Revenue Code. A corporation or an unincorporated trade or business shall not be considered an Affiliated Company during any period while it does not satisfy clause (a), (b), (c), (d) or (e) of this definition. For purposes of this definition, a "controlled group of corporations" is a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code (determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Internal Revenue Code). In determining whether the Annual Addition must be reduced under
Section 5.6, the percentage in Section 1563(a)(1) of the Internal Revenue Code or in the regulations under Section 414(c) of the Internal Revenue Code shall be deemed to be more than 50% instead of at least 80%.

         1.6 After Tax Savings Account - a separate account maintained for each Participant reflecting his or her After Tax Savings Contributions and any other amounts allocable to or chargeable against that account.

         1.7 After Tax Savings Contributions - a Participant's contributions to the Trust after June 30, 1991 under Section 3.1(b).

         1.8  Annual Addition - an amount for a Plan Year equal to the sum of:

              (A) the aggregate amount (including Forfeitures) credited for the Plan Year to the Participant's Employer Matching Account under Section 4.1, Employer Account under Section 4.2, and Qualified Employer Account under Section 4.3;

              (B) the amount of a Participant's Before Tax Savings Contributions for the Plan Year under Section 3.1(a);

              (C) the amount of a Participant's After Tax Savings Contribution, for the Plan Year under Section 3.1(b).

              (D) in the case of a Participant who is a Key Employee as defined in Section 21.1(b) the amount allocated for the Plan Year to a Participant under an individual medical benefit account as defined in Section 415(l)(2) of the Internal Revenue Code.

              (E) in the case of a Participant who is a Key Employee (as defined in Section 21.1(b)), the amount attributable to retiree medical benefits allocated for the Plan Year to a separate account under a welfare benefit fund as defined under Section 419A(d) of the Internal Revenue Code.

         1.9 Average Actual Contribution Percentage - (A) The average (rounded to the nearest one-hundredth of a percent) for a group of Participants for a Plan Year of their Actual Contribution Percentages.

              (B) For purposes of this definition, the term "Participant" shall include any Employee who is eligible to make Before Tax Savings Contributions under Section 3.1 whether or not he or she makes such contributions.

              (C) If for a Plan Year the Plan satisfies the requirements of
Section 401(k), 401(a)(4) or 410(b) of the Internal Revenue Code only if aggregated with one or more Defined Contribution Plans, or if for a Plan Year one or more Defined Contribution Plans satisfies any of those requirements only if aggregated with the Plan, the Average Actual Contribution Percentage shall be determined as if all such plans were a single plan.



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              (D) If for a Plan Year portions of the Plan must be mandatorily disaggregated into separate "plans" in accordance with Section 401(m) of the Internal Revenue Code, the Average Actual Contribution Percentage shall be determined separately for each separate plan (except that a determination shall not be made for any separate plan benefiting collectively bargained employee).

         1.10 Average Actual Deferral Percentage - (A) The average (rounded to the nearest one-hundredth of a percent) for a group of Participants for a Plan Year of their Actual Deferral Percentages.

              (B) For purposes of this definition, the term "Participant" shall include any Employee who is eligible to make Before Tax Savings Contributions under Section 3.1 whether or not he or she makes such contributions.

              (C) If for a Plan Year the Plan satisfies the requirements of
Section 401(k), 401(a)(4) or 410(b) of the Internal Revenue Code only if aggregated with one or more Defined Contribution Plans, or if for a Plan Year one or more Defined Contribution Plans satisfies any of those requirements only if aggregated with the Plan, the Average Actual Deferral Percentage shall be determined as if all such plans were a single plan.

              (D) If for a Plan Year portions of the Plan must be mandatorily disaggregated into separated "plans" in accordance with Section 401(k) of the Internal Revenue Code, the Average Actual Deferral Percentage shall be determined separately for each separate plan (but in the case of Plan Years beginning before January 1, 1993, the Average Actual Deferral Percentage shall not be determined for any separate plan benefiting collectively bargained employees).

         1.11 Before Tax Savings Account - a separate account maintained for each Participant reflecting his or her Before Tax Savings Contributions and any other amounts allocable to or chargeable against that account.

         1.12 Before Tax Savings Contributions - a Participant's contributions to the Trust Fund after June 30, 1991 under Section 3.1(a).

         1.13 Beneficiary - a person who is entitled to receive distributions under this Plan upon or after the death of a Participant.

         1.14 Board - the board of directors of the Company.

         1.15 Break in Service - a Plan Year in which an Employee (or former Employee) is not credited with more than 500 Hours of Service. For purposes of determining whether there has been a Break in Service, an Employee shall be credited with Hours of Service for the period during which he or she is on Medical or Family Leave as follows: (a) the Employee shall be credited with the number of Hours of Service he or she would normally be credited with but for the absence (or if the Employee's normal Hours of Service cannot be determined, eight Hours of Service for each day of the absence), (b) the total number of Hours of Service credited for the absence shall not exceed 501 and (c) the Hours of Service credited for the absence shall be credited to the Plan Year in which the absence begins if the Employee would be prevented from incurring a Break in Service in that Plan Year solely because of the crediting of Hours of Service in accordance with clauses (a) and (b) of this definition, or in any other case, the immediately following Plan Year. Solely for purposes of determining whether there has been a Break in Service a Participant shall be credited with 45 hours for each week he or she is on Permitted Leave.




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         1.16 Company - the Gartner Group, Inc. or any successor by merger, consolidation or sale of assets.

         1.17 Committee - the committee appointed by the Board under Section
13.1.

         1.18 Compensation - except as otherwise provided below with respect to Employer Contributions and Employer Matching Contributions, compensation reported on an Employee's Form W-2 for that Plan Year but excluding the following amounts (even if such amounts are includable in gross income): (a) reimbursements and other expense allowances, (b) fringe benefits (cash and non-cash), such as income relative to qualified and non-qualified stock options and the Company's Employee Stock Purchase Plan, (c) moving expenses, (d) deferred compensation and (e) welfare benefits including any severance payments and including: (x) a Participant's Before Tax Savings Contributions or before tax savings contributions to another Defined Contribution Plan which includes a cash or deferred arrangement and (y) any amounts contributed on behalf of the Employee to a cafeteria plan and not includable in income under Section 125 of the Internal Revenue Code.

For purposes of Section 4.2 (Employer Contributions), Compensation shall be defined as base rate of pay.

For Plan Years beginning after December 31, 1988, but before January 1, 1994 an Employee's Compensation shall not exceed $200,000 (or such higher amount as may be determined by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Internal Revenue Code to reflect increases in the cost of living). For Plan Years beginning on or after January 1, 1994, an Employee's Compensation shall not exceed $150,000 (or such higher amount as maybe determined by the Secretary of Treasury in accordance with Section 401(a)(17) of the Internal Revenue Code to reflect increases in the cost of living). For purposes of applying the 401(a)(17) limitations of the prior sentences, the family aggregation rules of Section 414(q)(6) of the Internal Revenue Code shall apply, except that the term "family" shall include only the Participant's spouse and his or her lineal descendants who have not attained age 19 before the last day of the Plan Year.

For purposes of Section 5.5, Compensation shall mean compensation as that term is used in Section 415(c)(3) of the Internal Revenue Code.

Additional special definitions of Compensation are provided for purposes of
Section 1.3 (Actual Contribution Percentage), Section 1.4 (Actual Deferral Percentage), Section 1.33 (Highly Compensated Employee), Section 5.5 (Maximum Annual Addition), Section 21.1(b) (Key Employee) and Section 21.3 (minimum top heavy benefit).

         1.19 Deferral Amount - the aggregate amount the Participant deferred during a calendar year under the Plan and under other plans or arrangements described in Sections 401(k), 408(k), 403(b) or 501(c)(18) of the Internal Revenue Code.

         1.20 Defined Benefit Plan - an employee benefit plan, as defined in
Section 3(3) of ERISA, that (a) is maintained by an Affiliated Company, (b) is qualified under Sections 401 and 501 of the Internal Revenue Code and (c) is not a Defined Contribution Plan.

         1.21 Defined Contribution Plan - an employee benefit plan, as defined in Section 3(3) of ERISA, that (a) is maintained by an Affiliated Company, (b) is qualified under Sections 401 and 501 of the Internal Revenue Code and (c) provides for an individual account for each Participant and for benefits based solely on the amounts in those accounts.




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         1.22 Eligible Employee - an Employee of an Employer who (a) has
attained age 21 and (b) either (i) is customarily employed on the basis of at least 20 Hours of Service per week or (ii) is not customarily employed on a basis of at least 20 Hours of Service per week and has been credited with at least 1,000 Hours of Service for the 12-consecutive month period beginning with the Employee's first Hour of Service or for any Plan Year beginning after his or her first Hour of Service, (c) is not covered by a collective bargaining agreement as defined in Section 410(b)(3)(A) of the Internal Revenue Code and related regulations (unless the collective bargaining agreement expressly provides for inclusion of the Employee as a Participant) and (d) is not a nonresident alien as defined in Section 410(b)(3)(C) of the Internal Revenue Code and related regulations).

Any Employee who is not an Eligible Employee on the Restatement Date and who is customarily employed on the basis of at least 20 Hours of Service per week shall become an Eligible Employee on the day he or she satisfies the conditions of clauses (a), (b)(i), (c) and (d) above. An Employee who is not an Eligible Employee on the Restatement Date and who is not customarily employed on the basis of at least 20 Hours of Service per week shall become an Eligible Employee on the day he or she satisfies the conditions of clauses (a), (c) and (d) above and the last day of the 12-month period he satisfies the conditions of clause
(b)(ii) above, whichever is later. A Rehired Employee shall be deemed to be an Eligible Employee as of the day his or her employment recommences if the Employee has satisfied the requirements of this definition by the day his or her employment recommences and if applicable his most recent period of service has not been disregarded under Section 2.5(b).

A leased employee (as defined in Section 414(n) of the Internal Revenue Code) shall not be an Eligible Employee.

Notwithstanding any provision of this Plan to the contrary, Transferred Employees (as defined in Section 6(d)(i) of the Stock and Asset Purchase Agreement between The McGraw-Hill Companies, Inc., McGraw-Hill Information Systems Company of Canada Limited, and McGraw-Hill International (U.K.) Limited (the "Sellers" as defined therein) and Gartner Group, Inc., Gartner Group Canada, Inc., Gartner Group U.K. Limited, DQ Research PTE Limited, and Gartner Group Acquisition Company, Inc. (the "Buyer" as defined therein), dated July 16, 1997, (the "Agreement")), except part-time employees who are excluded from the Plan, shall receive credit under the Plan for all periods of employment with Sellers (as defined in the Agreement) and the Acquired Business (as defined in the Agreement) for purposes of calculating eligibility as an Eligible Employee under the Plan.

         1.23 Employee - anyone who is employed by an Affiliated Company. A leased employee (as defined in Section 414(n) of the Internal Revenue Code) shall be treated as an Employee for purposes of this Plan.

         1.24 Employer - the Company or any other Affiliated Company which has adopted this Plan under Article 19.

         1.25 Employer Account - a separate account maintained for each Participant reflecting amounts attributable to Employer Contributions and amounts allocable to or chargeable against that account.

         1.26 Employer Contributions - an Employer's contributions to the Trust after June 30, 1991 under Section 4.2.




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         1.27 Employer Matching Account - a separate account maintained for each
Participant reflecting amounts attributable to Employer Matching Contributions and amounts allocable to or chargeable against that account.

         1.28 Employer Matching Contributions - an Employer's matching contributions to the Trust under Section 4.1.

         1.29 ERISA - the Employee Retirement Income Security Act of 1974, as it may from time to time be amended or supplemented. References to any section of ERISA shall be to that section as it may be renumbered, amended, supplemented or reenacted.

         1.30 Fiscal Year - the fiscal year of the Company used for federal income tax purposes.

         1.31 Five Percent Owner - an Employee who owns more than five percent of his or her Affiliated Company (within the meaning of Section 416(i)(1)(B)(i) of the Internal Revenue Code).

         1.32 Forfeiture - the amount forfeited by a Participant under Section 4.6.

         1.33 Highly Compensated Employee - an Employee described in Section 414(q) of the Internal Revenue Code (and regulations promulgated by the Secretary of the Treasury thereunder) for a Plan Year who either satisfies the requirements of (a) or (b) set forth below.

              (A) The Employee during the "look back year" (as defined below)
(1) was a Five Percent Owner, (2) received Compensation in excess of $50,000 (adjusted by the Secretary of Treasury at the same time and in the same manner as under Section 415(d) of the Internal Revenue Code to reflect increases in the cost of living), (3) received Compensation in excess of $50,000 (adjusted by the Secretary of Treasury at the same time and in the same manner as under Section 415(d) of the Internal Revenue Code to reflect increases in the cost of living) and was among the top 20% of Employees on the basis of Compensation for the Plan Year or (4) was at any time an officer of an Affiliated Company and received Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code for the Plan Year.

              (B) Subject to the following sentence, the employee during "determination year" (as defined below) (1) was a Five Percent Owner, (2) received Compensation in excess of $75,000 (adjusted by the Secretary of Treasury at the same time and in the same manner as under Section 415(d) of the Internal Revenue Code to reflect increases in the cost of living), (3) received Compensation in excess of $50,000 (adjusted by the Secretary of Treasury at the same time and in the same manner as under Section 415(d) of the Internal Revenue Code to reflect increases in the cost of living), and was among the top 20% of Employees on the basis of Compensation for the Plan Year, or (4) was at any time an officer of an Affiliated Company and received Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code for the Plan Year. For purposes of determining whether an Employee is described in clause (2), (3) or (4) for a Plan Year, an Employee shall only be included in this paragraph (b) if he or she is among the top 100 Employees on the basis of Compensation for the Plan Year.

For purposes of this definition, the number of officers included under paragraph
(a)(4) or (b)(4) shall be limited to the lesser of (i) 50 and (ii) the greater of 3 and 10% of the number of all Employees.

The Plan Administrator may determine with respect to each Plan Year whether to make the calendar year election described in Section 1.414(q)-1 of the Income Tax Regulations.



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For any Plan Year in which the Plan Administrator does not make a calendar year election (1) the "look back year" shall be the preceding Plan Year and (2) the "determination year" shall be the Plan Year. For any Plan Year in which the calendar year election is made, (1) the "look back year" shall be the calendar year ending with or within the current Plan Year and (2) the "determination year" shall be the period (if any) by which the current Plan Year extends beyond the calendar year described in clause (1). However, if the Plan Year is the calendar year and a calendar year election is made, then the Plan Administrator may elect to define the "look back year" and "determination year" for the Plan as though no such calendar year election had been made.

For purposes of this definition, Compensation shall be compensation as defined in Section 414(q)(7) of the Internal Revenue Code.

         1.34 Hour of Service - an hour for which an Employee directly or indirectly receives, or is entitled to receive, remuneration from an Affiliated Company in relation to his or her employment (which shall be credited to the Employee for the computation period in which the duties are performed), hours credited for vacation, sickness or disability and hours for which back pay has been paid, awarded or agreed to (irrespective of mitigation of damages) by an Affiliated Company (which shall be credited to an Employee with respect to the period for which remuneration is paid). In no event shall more than 501 Hours of Service be credited to an Employee on account of any single period during which the Employee performs no duties. Hours of Service shall be credited to an Employee in accordance with the records of his Affiliated Company and Department of Labor Regulations Section 2530.200b-2.

Notwithstanding any provision of this Plan to the contrary, Transferred Employees (as defined in Section 6(d)(i) of the Stock and Asset Purchase Agreement between The McGraw-Hill Companies, Inc., McGraw-Hill Information Systems Company of Canada Limited, and McGraw-Hill International (U.K.) Limited (the "Sellers" as defined therein) and Gartner Group, Inc., Gartner Group Canada, Inc., Gartner Group U.K. Limited, DQ Research PTE Limited, and Gartner Group Acquisition Company, Inc. (the "Buyer" as defined therein), dated July 16, 1997, (the "Agreement")), except part-time employees who are excluded from the Plan, shall be credited under the Plan with all of their hours of service with Sellers (as defined in the Agreement) and the Acquired Business (as defined in the Agreement) for purposes of calculating their Hours of Service as an Employee under the Plan.

         1.35 Internal Revenue Code - the Internal Revenue Code of 1986, as it may from time to time be amended or supplemented. References to any section of the Internal Revenue Code shall be to that section as it may be renumbered, amended, supplemented or reenacted.

         1.36 Investment Fund - a portion of the assets of the Trust Fund that is (a) maintained as a separate fund within the Trust Fund and (b) is equal in value to the aggregate portion of the credit balance of all Accounts invested in that Investment Fund. The Investment Funds are those set forth in Section 6.1 and any other such funds designated by the Committee under Section 6.1.

         1.37 Investment Manager - anyone who (a) is granted the power to manage, acquire, or dispose of any asset of the Plan, (b) acknowledges in writing that it is a fiduciary with respect to the Plan and (c) is (1) an investment adviser registered under the Investment Advisers Act of 1940, (2) a bank (as defined in the Investment Advisers Act of 1940) or (3) an insurance company qualified under the laws of more than one state to manage the assets of employee benefit plans (as defined in Section 3(3) of ERISA).

         1.38  Limitation Year - the Plan Year.



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         1.39 Medical or Family Leave - an Employee's leave of absence from employment with an Affiliated Company because of: (a) pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with adoption of the child or caring for a child immediately following birth or adoption or (b) any other reason that would entitle the Employee to take a leave under the Family and Medical Leave Act of 1993. The Affiliated Company shall determine the first and last day of any Family or Medical Leave.

         1.40 Merged Plan - any plan designated by the Board as a merged plan under Section 22.3.

         1.41 Normal Retirement Date - a Participant's 65th birthday.

         1.42 Participant - a participant in this Plan. A Participant includes an Employee who contributes to a Rollover Account.

         1.43 Pension Plan Account - a separate account maintained for each Participant reflecting his or her credit balance under the Gartner Group, Inc. Pension Plan (which was merged into the Plan as of January 1, 1994) and any amounts allocable to a chargeable or against that account.

         1.44 Permanent Disability - a disability which causes a Participant to be eligible to receive disability benefits under the Social Security Act or, in the case of a Participant who is not covered by the Social Security Act, a disability which would cause the Participant to be eligible for disability benefits under that Act had he or she been covered.

         1.45 Permitted Leave - an Employee's approved leave of absence from employment with an Affiliated Company for any reason other than Termination of Employment, including but not limited to military service, illness, disability, pregnancy, educational pursuits, service as a juror, temporary employment with a government agency, or any other leave of absence approved by that Affiliated Company. In approving a Permitted Leave, an Employer's Affiliated Company shall determine the date as of which the Permitted Leave begins and ends.

         1.46 Plan - the savings and investment plan as set forth in this document and as it may from time to time be amended or supplemented. The Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code.

         1.47 Plan Administrator - the person, as provided in Section 13.4.

         1.48 Qualified Employer Account - the calendar year.

         1.49 Qualified Joint and Survivor Annuity - an annuity for the life of a Participant with a survivor annuity for the life of the Participant's spouse where the survivor annuity is 50% of the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse and the joint and survivor annuity is actuarially equivalent in value to the Participant's Vested Interest.

         1.50 Recharacterized Contributions - a Participant's Before Tax Savings Contributions which are recharacterized under Section 5.4(a).

         1.51 Recharacterized Contribution Account - a separate account maintained for each Participant reflecting Recharacterized Contributions and amounts allocable to or chargeable against that account.

         1.52 Rehired Employee - an Employee who is rehired by an Affiliated Company after he or she has had a Termination of Employment, or Retirement. The sections which include provisions relating to a Rehired Employee are Section
1.22 (Eligible Employee), Section 1.64 (Vesting Years of Service), Section 2.5 (participation upon reemployment), Section 4.7 (crediting forfeitures upon reemployment), Section 4.8 (repayment upon reemployment) and Section 10.2 (vesting upon reemployment).

         1.53 Restatement Date - January 1, 1989.

         1.54 Rollover Account - a separate account maintained for an Employee reflecting a Rollover Amount contributed to the Trust under Section 3.6 and amounts allocable to or chargeable against that account.

         1.55 Rollover Amount - any (a) eligible rollover distribution described in Section 402(f)(2) of the Internal Revenue Code (relating to certain distributions described in Section 401(a) or 403(a) of the Internal Revenue
Code) or (b) any rollover distribution described in Section 408(d)(3)(A)(ii) of the Internal Revenue Code (relating to certain distributions from an individual retirement account or an individual retirement annuity).

         1.56 Savings and Investment Account - a separate account maintained for each Participant reflecting contributions to the Plan made on his or her behalf before July 1, 1991 and amounts allocable or chargeable against that account.

         1.57 Termination of Employment - a Participant's termination of employment with an Affiliated Company, whether voluntary or involuntary, for any reason, including but not limited to quit or discharge and other than for Medical or Family Leave, Permitted Leave, or transfer to another Affiliated Company.

         1.58 Trust - the trust established or maintained under the Trust Agreement.

         1.59 Trust Agreement - the agreement which provides for the continuation of the Trust, as that agreement may from time to time be amended or supplemented.

         1.60 Trust Fund - the total of the assets held in the Trust.

         1.61 Trustee - anyone serving as trustee under the Trust Agreement.

         1.62 Valuation Date - each business day.

         1.63 Vested Interest - an amount equal to the portion of a Participant's Accrued Benefits which is nonforfeitable under Article 10.

         1.64 Vesting Years of Service - all Years of Service credited to an Employee (and any periods that are required by law to be credited to the Employee for his or her period of military service), except that the following Years of Service are disregarded:

              (A) Years of Service preceding the adoption of this Plan (or, if earlier, the date of adoption of any Predecessor Plan or Merged Plan in which he or she was a Participant);

              (B) Years of Service preceding at least five consecutive Breaks in Service, if the Employee has no Vested Interest (excluding a Vested Interest attributable solely to his or her

Before Tax Savings Account, After Tax Savings Account, Recharacterized Contribution Account and Rollover Account) at the end of the five consecutive Breaks in Service and has a number of consecutive Breaks in Service equal to (or greater than) the number of his or her Years of Service (excluding Years of Service previously disregarded under this clause(b)) preceding the Breaks in Service;

              (C) Years of Service credited to the Employee during which the Employee's Employer is not at any time an Affiliated Company or a predecessor employer within the meaning of Section 414(a) of the Internal Revenue Code; and

Notwithstanding any provision of this Plan to the contrary, Transferred Employees (as defined in Section 6(d)(i) of the Stock and Asset Purchase Agreement between The McGraw-Hill Companies, Inc., McGraw-Hill Information Systems Company of Canada Limited, and McGraw-Hill International (U.K.) Limited (the "Sellers" as defined therein) and Gartner Group, Inc., Gartner Group Canada, Inc., Gartner Group U.K. Limited, DQ Research PTE Limited, and Gartner Group Acquisition Company, Inc. (the "Buyer" as defined therein), dated July 16, 1997, (the "Agreement")), except part-time employees who are excluded from the Plan, shall receive credit under the Plan for all periods of employment with Sellers (as defined in the Agreement) and the Acquired Business (as defined in the Agreement) for purposes of calculating Vesting Years of Service under the Plan.

         1.65 Year of Service - a Plan Year for which an Employee is credited with at least 1,000 Hours of Service.

Article 2.  Participation

         2.1 Eligibility to Participate on the Restatement Date. All Employees who were Participants as of the Restatement Date shall remain such and all other Employees who are Eligible Employees on the Restatement Date shall be eligible to become Participants in accordance with Section 2.3 on that date.

         2.2 Eligibility to Participate After the Restatement Date. After the Restatement Date, an Employee shall be eligible to become a Participant in accordance with Section 2.3 on the day the Participant becomes an Eligible Employee.

         2.3 Enrollment (a) Subject to Section 2.3(c), an Employee may become a Participant as soon as practicable after the date he or she becomes eligible to Participate in accordance with Section 2.1 or 2.2 by enrolling within the time prescribed by the Committee.

              (b) A Participant's enrollment information (in addition to any other information required by the Committee) shall (a) designate the percentage or amount of his or her Compensation the Participant would like to contribute as Before Tax Savings Contributions under Section and After Tax Savings Contributions under Sections 3.1(a) or (b)1, respectively (b) select investment options in accordance with Section 6.1 and (c) designate a Beneficiary in accordance with Section 17.1.

              (c) For purposes of Sections 4.2 (Employer Contributions) and 4.3 (Qualified Employer Contributions), an Employee shall become a Participant on the first day he or she is eligible to participate in the Plan under Section 2.2.

         2.4 Cessation of Participation. For purposes of this Article 2, Article 3 and Article 4, and for determining a Participant's Vesting Years of Service, a Participant shall cease to be a

Participant as of the day he or she has a Termination of Employment; or dies. For all other purposes under this Plan, a Participant shall cease to be a Participant as of the day he or she incurs a Break in Service and the date that all distributions due to the Participant or his or her Beneficiary are made.

         2.5 Participation Upon Reemployment. (a) Subject to Section 2.5(b), a Rehired Employee shall become a Participant in accordance with Section 2.2.

              (b) In the case of a Rehired Employee who was not customarily employed on the basis of at least 20 Hours of Service per week, has no Vested Interest and has a number of Breaks in Service equal to the greater of 5 and the number of his or her previous Years of Service (excluding Years of Service previously disregarded under Section 1.64(b)), the Rehired Employee's previous service as an Employee shall be disregarded for purposes of determining when he or she again becomes an Eligible Employee. For purposes of this Section 2.5(b), an Employee who is credited with a Year of Service both in the 12-month consecutive period beginning with the Employees' first Hour of Service and the first Plan Year beginning after his or her first Hour of Service shall be credited with two Years of Service.

Article 3.  Participants' Contributions

         3.1 General. Subject to Article 5 and Section 3.3, a Participant may upon notice (at such time and in such manner as the Committee shall prescribe) make Before Tax Savings Contributions, and After Tax Savings Contributions, to the Trust of up to an aggregate of 20% (or 25% on or after January 1, 1997), in whole percentages, of his or her Compensations to be withheld as payroll deduction as follows:

              (a) Before Tax Savings Contributions. A Participant may make Before Tax Savings Contributions of up to 10% (or 15% on or after January 1,
1997), in whole percentages, of his or her Compensation;

              (b) After Tax Savings Contributions. A Participant may make After Tax Savings Contributions of up to 10% of his or her Compensation (in whole percentages) of his or her Compensation.

         3.2 Election to Change Amount of Contributions. Upon notice to his or her Employer (at such time and in such manner as the Committee may prescribe), a Participant may:

              (a) change his or her designation of the amount of his or her Before Tax Savings Contributions, and After Tax Savings Contributions, or

              (b) suspend his or her Before Tax Savings Contribution, or After Tax Savings Contributions; or

              (c) resume making his or her Before Tax Savings Contribution, or After Tax Savings Contributions.

Any such change under Section 3.2(a), suspension under Section 3.2(b) or resumption under 3.2(c) shall be effective as soon as practicable after reasonable notice (as determined by the Committee).

         3.3 Limit on Before Tax Savings Contributions. The amount of a Participant's Before Tax Savings Contributions (and any other before tax savings contributions under a Defined Contribution Plan) for a calendar year shall not exceed $7,000 or such higher amount as may be determined by the Secretary of the Treasury in accordance with Section 402(g)(5) of the Internal Revenue Code to reflect increases in the cost of living.

         3.4 Return of Excess Before Tax Savings Contributions. (a) No later than the April 15 immediately following the last day of a calendar year, a Participant whose Deferral Amount for that calendar year exceeds the maximum amount described in Section 402(g) of the Internal Revenue Code may request in writing that the Committee direct that a portion (or all) of his or her Before Tax Savings Contributions for that Plan Year be distributed to him or her. The Participant's request shall include a statement that if the amount requested to be distributed remained in the Plan, his or her Deferral Amount for that calendar year would exceed the maximum amount described in Section 402(g) of the Internal Revenue Code. The Committee shall direct that the amount of Before Tax Savings Contributions set forth in the Participant's request under Section 3.4(a) be distributed to the Participant by the April 15 following the date of his or her request or the close of the taxable year.

              (b) A Participant whose Deferral Amount for a calendar year exceeds the maximum amount described in Section 402(g) of the Internal Revenue Code may request in writing during that calendar year that the Committee direct that a part (or all) of his or her Before Tax Savings Contributions made up through the date of his or her request be distributed to him or her. The Committee shall direct the amount of Before Tax Savings Contribution set forth in the Participant's request be distributed as soon as practicable after the date of the request.

              (c) A Participant who for a calendar year has contributed Before Tax Savings Contributions (and before tax savings contributions under any other Defined Contribution Plan) in excess of the amount specified in Section 3.3 shall be deemed to have requested to receive a distribution under Section 3.4(b).

              (d) The amount of Employer Matching Contributions attributable to the Participant's returned Before Tax Savings Contributions shall be or forfeited.

              (e) The amount of a Participant's Before Tax Savings Contributions and Employer Matching Contributions shall be distributed or forfeited under this
Section 3.4 before any distribution or forfeiture is made under Section 5.4(a).

              (f) The amount of Before Tax Savings Contributions and Employer Matching Contributions returned or forfeited under this Section 3.4 shall be adjusted as determined by the Committee for allocable gains and losses (in accordance with the Income Tax Regulations under Section 402(g) of the Internal Revenue Code) for the calendar year with respect to which the contribution was made and the period between the end of that calendar year and the date of distribution.

         3.5 Payroll Deduction for Savings Contributions. Before Tax Savings Contributions and After Tax Savings Contributions under this Article 3 shall be made by payroll deduction in accordance with the rules and procedures established by the Committee. An amount of cash equal to the aggregate amount of those contributions shall be forwarded to the Trustee by the Employer as soon as practicable after each Payroll Period. The amount of contributions shall be credited to the Participant's appropriate Accounts.

         3.6 Rollover Contributions. Upon an Employee's request, the Committee, in its discretion, may permit him or her either to contribute a Rollover Amount to the Trust or have a Rollover Amount transferred in cash to the Trust in a direct trustee to trustee transfer. If the Committee permits the contribution or transfer, the Rollover Amount shall be credited to the

Employee's Rollover Account. If an Employee contributes or directs the transfer of a Rollover Amount and subsequently becomes a Participant under Section 2.1, the Plan Administrator shall continue to maintain his or her separate Rollover Account. No other contributions shall be allocated to the Rollover Account.

         3.7 Trustee Transfer. The Company may in its discretion direct the Trustee to receive a trustee to trustee transfer of amounts held under a retirement plan qualified under Section 401(a) of the Internal Revenue Code.

Article 4.  Employer Matching Contributions; Employer Contributions

         4.1 Employer Matching Contributions. (A) For each month, a Participant shall be entitled to have credited to his or her Employer Matching Account an amount of Employer Matching Contributions equal to 100% of the amount of the Participant's Before Tax Savings Contributions which is not in excess of 2% of his or her Compensation for that month. Effective as of January 1, 1993, in no event shall the amount of Employer Matching Contributions credited to a Participant's Employer Matching Account for a Plan Year under this Section 4.1(a) exceed 20% of the dollar limit for that Plan Year under Section 402(g) of the Internal Revenue Code. Effective before January 1, 1993, in no event shall the maximum amount of Employer Matching Contributions credited to a Participant's Employee Matching Account exceeds $800.

              (B) Effective as of January 1, 1994, subject to Section 4.1(d), as of the last day of each Plan Year, the Company, in its sole discretion, may determine that a Participant shall be entitled to have credited to his or her Employer Matching Account an additional amount of Employer Matching Contributions. The additional amount of Employer Matching Contributions shall be equal to 100% of the Participant's Before Tax Savings Contributions for that Plan Year in excess of the "Designated Percentage" (as defined in Section 4.1(c)) of his or her Compensation for that Plan Year. In no event shall the amount of Employer Matching Contributions credited to a Participant's Employee Matching Account under this Section 4.1(b) exceed 20% the dollar limit of
Section 402(g) of the Internal Revenue Code for that or his Plan Year.

              (C) For purposes of Section 4.1(b), the "Designated Percentage" shall mean a percentage designated by the Company, in its sole discretion, that is at least 2 percent and no greater than 4 percent.

              (D) Only a Participant who at the close of business on the last day of the Plan Year is an Eligible Employee in the employ of an Employer or is on Permitted Leave or is an Eligible Employee and dies, has a Termination of Employment on or after his or her Normal Retirement Date or incurs a Permanent Disability during the Plan Year shall be entitled to be credited with the additional Employer Matching Contributions under Section 4.1(b) (and the term "Participant" in Section 4.1(b) refers to only those Participants).

         4.2 Employer Contributions. (a) Subject to Sections 4.2(c) and (d), effective as of January 1, 1993, for each Plan Year, a Participant's Employer Account shall be credited with an Employer Contribution equal to 1% of his or her Compensation.

              (b) Subject to Sections 4.2(c) and (d), the Company may, in its discretion, contribute additional Employer Contributions to the Plan. The additional Employer Contribution shall be allocated to Participants in proportion to their Compensation.

              (c) Only a Participant who has been credited with at least 1,000 Hours of Service (excluding Hours of Service with an Affiliated Company which is not an Employer) during the

Plan Year and (1) at the close of business on the last day of the Plan Year is an Eligible Employee in the employ of an Employer or is on Permitted Leave or
(2) is an Eligible Employee and dies, has a Termination of Employment on or after his or her Normal Retirement Date or incurs a Permanent Disability during the Plan Year shall be entitled under Section 4.2(b) to share in the allocation of the Employer Contribution for that Plan Year (and the term "Participant" in this Section 4.2 refers to only those Participants).

              (d) This Section 4.2 shall not apply to a Participant who is employed by Gartner Group Sales, Inc. for Plan Years before January 1, 1995.

         4.3 Qualified Employer Matching Contributions and Qualified Employer Contributions. The Employers shall make contributions under this Article 4 in cash.

         4.4 Time for Making and Crediting Contributions by Employer. Subject to the following sentence, Employer Matching Contributions to be credited under
Section 4.1 and Employer Contributions credited under Section 4.2 for a Fiscal Year shall be forwarded to the Trustee by the Employer no later than the due date for the Employer's federal income tax return for that Fiscal Year. The amount of a Participant's Employer Matching Contributions, Employer Contributions and Qualified Employer Contributions shall be credited to his or her appropriate Account as soon as practicable after they are forwarded to the Trustee.

         4.5 Time for Making and Crediting Contributions by Employer. If a Participant is transferred from one Employer to another Employer during a month and he or she is entitled to be credited for that month with an amount under this Article 4, each such Employer for the month of transfer shall contribute a portion of the amount to be credited (based on its proportionate share of the Participant's total Compensation for that month.

         4.6 Forfeitures. If a Participant has a Termination of Employment an amount equal to the excess, if any, of the Participant's credit balance in his or her Employer Account and Employer Matching Account (as of the Valuation Date coincident with or next following the day of the Forfeiture after allocation of net value under Section 9.3) over the amount of the Participant's Vested Interest in his or her Employer Account and Employer Matching Account (as of that Valuation Date) shall be forfeited as of the earlier of: (a) the Valuation Date coincident with or next following the day distribution of his or her Vested Interest commences (or is deemed to commence under Section 4.8(a)) or (b) the day he or she has incurred a Break in Service of five consecutive years. Forfeitures shall not increase the Accrued Benefits of any Participant and, shall be used to reduce the aggregate amount to be contributed by the Employer to the Trust or defray plan expenses.

         4.7 Crediting of Forfeitures upon Resuming Employment. If a Participant who had a Termination of Employment (a) resumes employment with an Employer without having least five consecutive Breaks in Service and (b) if Section 4.8 applies to the Participant, he or she repays in accordance with that Section the amount previously distributed to him or her, the amount, if any, of his or her Forfeiture under Section 4.6 shall be credited to his or her Employer Account Employer Matching Account as of the Valuation Date immediately following the day he or she resumes employment. The amount credited under this Section 4.7 shall be funded first by Forfeitures which have not been previously taken into account under this Section 4.7 or Sections 12.1 and, if that is insufficient, by contributions by an Employer and if that is insufficient, finally by increases or gains to the Plan.

         4.8 Repayment upon Reemployment After Cash-Out. (a) If a Participant
(1) receives, upon his or her Termination of Employment, a distribution of his or her entire nonforfeitable interest in his or her Accounts and the amount of that distribution is less than the amount of the aggregate credit balance in his or her Accounts and (2) he or she subsequently resumes employment with an Employer and becomes a Participant, he or she may repay to the Trust the full amount of the distribution from his or her Employer Account and Employer Matching Account Accounts provided that the repayment is made no later than the earlier of (x) five years after resumption of employment and (y) the last day of the first period of five consecutive Breaks in Service beginning after the distribution.

A Participant who has a Termination of Employment and has no nonforfeitable interest in the credit balances in his or her Accounts (excluding a Vested Interest attributable solely to his or her Before Tax Savings Account, Basic After Tax Savings Account, Recharacterized and Rollover Account) shall be deemed
(i) to have received a distribution described in clause (1) of this Section 4.8(a) upon his or her Termination of Employment and (ii) to have repaid that amount upon his or her subsequent reemployment with an Employer and becoming a Participant.

              (b) The repayment under Section 4.8(a) may be made as a cash contribution to the Trust which shall be credited to the Participant's Employer Account and Employer Matching Account, as applicable. Alternatively, the repayment may be made as a Rollover Amount and credited to the Participant's Rollover Account.

         4.9 Continuation of Employer Contributions. The Employers intend but are not obligated to continue this Plan and to make contributions under it.

Article 5.  Limitations on Contributions

         5.1 General. Section 5.3 sets forth nondiscrimination tests which limit certain contributions made for a Plan Year with respect to Participants who are Highly Compensated Employees. Section 5.5 sets forth the limitations on the Annual Additions to Participants' Accounts for a Plan Year. At any time during a Plan Year, the Committee may limit the amount of Before Tax Savings Contributions, or After Tax Savings Contributions made by Participants who are Highly Compensated Employees to comply with the nondiscrimination tests set forth in Section 5.3.

         5.2 Committee Determination. The Committee shall determine for each Plan Year (a) which Participants are Highly Compensated Employees, (b) the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees and for Participants who are not Highly Compensated Employees and (c) the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees and for Participants who are not Highly Compensated Employees. The Committee's determinations shall be based on data provided to it by the Company.

         5.3 Maximum Average Actual Deferral Percentage and Average Actual Contribution Percentage. (A) Subject to Section 5.3(b), for any Plan Year, each of the maximum Average Actual Deferral Percentage and the maximum Average Actual Contribution Percentage for Participants who are Highly Compensated Employees shall be:

                       (1) if the Average Actual Deferral Percentage or the Average Actual Contribution Percentage for Participants who are not Highly Compensated Employees is less than 2%, the product of 2.0 and such percentage,

                       (2) if the Average Actual Deferral Percentage or the Average Actual Contribution Percentage for Participants who are not Highly Compensated Employees is equal to or greater than 2%, but less than 8%, such percentage plus 2%,

                       (3) if the Average Actual Deferral Percentage or the Average Actual Contribution Percentage for Participants who are not Highly Compensated Employees is equal to or greater than 8%, the product of 1.25 and such percentage.

              (B) For any Plan Year, if any Highly Compensated Employee is eligible to make Before Tax Contributions to this Plan and is eligible to make After Tax Contributions to this Plan (or after tax contributions to another Defined Contribution Plan) or to receive an allocation of Employer Matching Contributions under this Plan (or employer matching contributions under another Defined Contribution Plan), then in no event shall the sum of the Average Actual Deferral Percentage and the "relevant average actual contribution percentage" for Participants who are Highly Compensated Employees exceed the greater of the amount determined under (1) and (2):

                       (1)  the sum of:

                                (a) the product of 1.25 and the Average Actual
Deferral Percentage for Participants who are not Highly Compensated Employees;
and

                                (b) the lesser of (i) the sum of 2% and the
relevant average actual contribution percentage for Participants who are not Highly Compensated Employees or (ii) the product of 2 and the relevant average actual contribution percentage for Participants who are not Highly Compensated Employees; or

                       (2)  the sum of:

                                (a) the product of 1.25 and the relevant average
actual contribution percentage for Participants who are not Highly Compensated Employees; and

                                (b) the lesser of (i) the sum of 2% and the
Average Actual Deferral Percentage for Participants who are not Highly Compensated Employees; or (ii) the product of 2 and the Average Actual Deferral Percentage for Participants who are not Highly Compensated Employees.

For purposes of this Section 5.3(b) the relevant average actual contribution percentage shall mean the Average Actual Contribution Percentage or the average actual contribution percentage under each applicable Defined Contribution Plan for the plan year of that plan beginning with or within the Plan Year.

         5.4 Return of Highly Compensated Employees' Contributions. If for any Plan Year the Average Actual Deferral Percentage or the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees exceeds the maximum percentages determined under Section 5.3, amounts shall be returned, distributed or forfeited not later than the last day of the following Plan Year or recharacterized within 2--1/2 months after the close of that Plan Year as follows:

              (A) First, if the Average Actual Deferral Percentage of Participants who are Highly Compensated Employees exceeds the maximum under
Section 5.3(a) for a Plan Year, the Actual Deferral Percentage for such Participants shall be reduced beginning with the highest percentage until the Average Actual Deferral Percentage for such Participants does not exceed such maximum. A Participant's Actual Deferral Percentage shall be reduced by returning to him or her a specified portion (or all) of his or her Before Tax Savings Contributions for that Plan Year and by recharacterizing a specified portion (or all) of his or her Before Tax Savings Contributions as After Tax Savings Contributions, but only to the extent that the amount of Before Tax Savings Contributions so recharacterized when added to the amount of his or her After Tax Savings Contributions for the Plan Year does not exceed 10% of his or her Compensation. The amount of Before Tax Savings Contributions to be returned to the Participant or recharacterized shall be reduced by the amount of any Before Tax Savings Contributions previously returned to him or her with respect to that Plan Year under Section 3.4. The Plan Administrator shall notify Highly Compensated Employees within 2--1/2 months after the close of a Plan Year of any amounts recharacterized under this Section 5.4(a).

              (b) Second, in the case of a Participant to whom Before Tax Savings Contributions are returned under clause (a), subject to the following sentence, the amount of his or her Employer Matching Contributions attributable to those Before Tax Savings Contributions shall be forfeited.

              (c) Third, if the Average Actual Contribution Percentage of Participants who are Highly Compensated Employees exceeds the maximum under 5.3(a), the Actual Contribution Percentages of such Participants shall be reduced in order of Actual Contribution Percentages beginning with the highest until the Average Actual Contribution Percentage for such Participants does not exceed such maximum. A Participant's Actual Contribution Percentage shall be reduced by reducing the amount of his or her After Tax Savings Contributions and if that is insufficient reducing the amount of his or her Employer Matching Contributions. The amount of a Participant's After Tax Savings Contributions shall be reduced under this Section 5.4(c) by returning to the Participant all (or a portion) of those contributions. The amount of a Participant's Employer Matching Contributions reduced under clause (c) shall be reduced by first returning to him or her all (or a portion) of such contributions for that Plan Year which are nonforfeitable under Article 10 and, if that is insufficient, by forfeiting all (or a portion) of those contributions that are not nonforfeitable under Article 10.

              (d) Fourth, if the Average Actual Deferral Percentage and relevant average actual contribution percentage (as defined in Section 5.3(b)) of Participants who are Highly Compensated Employees (each determined after reduction, if any, under Section 5.4(a) or (b) respectively, or the analogous section of the applicable Defined Contribution Plan) would result in a violation of the rule preventing the multiple use of the alternative limitation under
Section 5.3(b), the Average Actual Deferral Percentage and the Average Actual Contribution Percentage of Highly Compensated Employees who are eligible to make After Tax Contributions to the Plan (or after tax contributions to another Defined Contribution Plan) or to receive an allocation of Employer Matching Contributions under the Plan (or employer matching contributions under another Defined Contribution Plan) shall be reduced in the same manner as in Section 5.4.

In the case of a Participant whose Actual Deferral Percentage or Actual Contribution Percentage was determined using the family aggregation rules in
Section 1.4(c) and 1.3(c), respectively, the amount of the Participant's Before Tax Contributions and After Tax Savings Contributions which are returned, recharacterized, distributed or forfeited under paragraphs (a), (b), (c) and (d) of this Section 5.4, if any, shall be determined by first determining the amount of each type of contribution to be returned, recharacterized, distributed or forfeited for the entire family group. Then the amount of each type of contribution shall be allocated to each Participant included in the family group in proportion to the amount of his contribution of that type for the Plan Year.

The amount of a Participant's contributions which are returned, recharacterized, distributed or forfeited under paragraphs (a), (b), (c) and (d) of this Section
5.4 shall be adjusted as determined
by the Committee for allocable gains and losses (in accordance with Income Tax Regulations under Sections 401(k) and 401(m) of the Internal Revenue Code) for the Plan Year with respect to which the contributions were made and for the period between the end of that Plan Year and the date of distribution, return, recharacterization or forfeiture.

         5.5 Maximum Annual Addition. Notwithstanding any other provision of this Plan, the Annual Addition to a Participant's Accounts for any Plan Year shall be reduced to the extent that it plus the aggregate amount, if any, of the annual addition, as defined in Section 415(c)(2) of the Internal Revenue Code, to the Participant's accounts under all other Defined Contribution Plans in which he or she was a Participant during that Plan Year exceeds the lesser of
(1) $30,000, or such higher amount as may be permitted under regulations promulgated by the Secretary of the Treasury in accordance with Section 415(c) of the Internal Revenue Code to reflect increases in the cost of living, and (b) 25% of the Participant's Compensation (as defined in Section 415(c)(3) of the Internal Revenue Code) for that Plan Year.

         5.6 Reduction of Annual Addition. If the Annual Addition to a Participant's Accounts must be reduced under Section 5.5, it shall be reduced
(a) first by returning After Tax Savings Contributions included in that amount,
(b) if that is insufficient, secondly by returning Before Tax Savings Contributions included in that amount, and holding any Employer Matching Contributions attributable to those Before Tax Savings Contributions in a suspense account to be allocated to the Participant in subsequent years and (d) if that is insufficient, finally by reducing the amount of his or her Employer Contributions, Employer Matching Contributions, and Qualified Employer Contributions in that order (included in that amount) and holding that amount in a suspense account to be allocated to the Participant in subsequent years. If the Participant has a Termination of Employment or a death or a Permanent Disability before all amounts in the suspense account under this Section 5.6 held on the Participant's behalf have been allocated to him or her, then such amounts shall be treated as a Forfeiture in accordance with Section 4.6 and used to reduce contributions by the Employer.

Article 6.  Investment Options

         6.1 Investment of Accounts. (A) Investment Funds. A Participant may direct the investment of his or her Accounts in accordance with the provisions of the Article 6 in the following Investment Funds: (1) Fidelity Growth Company Fund, (2) Fidelity Magellan Fund, (3) Fidelity Puritan Fund, (4) Fidelity Equity Fund, (5) Fidelity Money Market Trust: Retirement Money Market Portfolio, (6) Fidelity OTC Portfolio, (7) Fidelity Overseas Fund, (8) Fidelity Intermediate Bond Fund, (9) Gartner Group Stock Fund (effective January 1, 1997) and any other Investment Funds designated by the Committee from time to time.

              (B) Initial Election. A Participant shall designate on upon enrollment the portion (in 1% multiples) of the aggregate amounts credited to his or her Accounts, among the Investment Funds.

         6.2 Change in Investment Elections. (A) Subsequent Contributions. Upon notice to the Committee (at such time and in such manner as the Committee shall prescribe), a Participant may change effective as of the Valuation Date following the notice the portion (in 1% multiples) of the aggregate amounts subsequently credited to his or her Accounts, invested among the Investment Funds.

              (b) Account Balance. Upon notice to the Committee (at such time and in such manner as the Committee shall prescribe), a Participant may change effective as of Valuation Date following the notice the portion (in 1% multiples) of the aggregate credit balances in his or her Accounts to be invested among the Investment Funds.

A Participant's designation of investments under this Section 6.2 shall remain in effect until effectively changed. In the absence of an effective investment election under this Section 6.2, amounts credited to the Participant's Accounts and the credit balances in the Accounts shall be invested in Fidelity Money Market Trust: Retirement Money Market Portfolio.

Article 7.  Withdrawals from Accounts

         7.1 General. Upon notice to the Committee (at such time and in such manner as the Committee shall prescribe), a Participant may withdraw certain amounts from his or her Accounts. A Participant who is not an Employee may not make any withdrawals under this Article 7.

         7.2 Amount of Withdrawal. A Participant may withdraw the amounts set forth below:

              (a) An amount equal to all or a portion of the credit balance in his or her After Tax Savings Account;

              (b) An amount equal to all or a portion of the credit balance in his or her Rollover Account;

              (c) In the case of a Participant who has attained age 59--1/2, an amount equal to all or a portion of the credit balance in his or her Before Tax Savings Account, and Recharacterized Contribution Account; and

              (d) In the case of a Participant who has suffered a financial hardship that meets the requirements of Section 7.3, an amount equal to all or a portion of the aggregate credit balances in his or her Before Tax Savings Account and Recharacterized Contribution Account. The aggregate amount of withdrawals under this clause (d) shall not exceed the sum of (i) the amount of the Participant's Before Tax Savings Contributions credited to the Participant's Before Tax Savings Account and Recharacterized Contribution Account as of the date of the withdrawal, (ii) the portion of the income allocable to the Before Tax Savings Contributions which has been credited to a Participant's Before Tax Savings Account and Recharacterized Account as of the last day of the Plan Year ended before July 1, 1989 and (iii) the credit balance in his or her Employer Matching Account.

         7.3 Special Definition of Hardship for Withdrawal of Before Tax Savings Contributions. A Participant may make withdrawals under paragraph (d) of Section
7.2 if he or she has an immediate and heavy financial need of the type described in paragraph (a) and the distribution is necessary to satisfy the financial need as determined in accordance with paragraph (b).

              (a) Immediate and Heavy Financial Need. A Participant must have at least one of the following immediate and heavy financial needs:

                       (1) the purchase (excluding mortgage payments) of the Participant's principal residence;

                       (2) unreimbursed medical expenses described in Section 213 of the Internal Revenue Code previously incurred by the Participant, his or her spouse, children or dependents or unreimbursable medical expenses described in Section 213 of the Internal Revenue Code necessary for such persons to obtain medical care;

                       (3) tuition expenses and related educational fees for the next twelve months of post-secondary education for the Participant or the Participant's spouse, children or dependents;

                       (4) rent or mortgage payments to prevent the eviction from or foreclosure on a Participant's principal residence;

                       (5) any other type of financial hardship designated by the Secretary of the Treasury through the publication of documents of general applicability in accordance with Section 1.401(k)-1(d)(2)(ii)(3) of the Income Tax Regulations; or

              (b) Distribution Necessary to Satisfy the Financial Need. A distribution is necessary to satisfy a Participant's financial need if all of the following requirements are met:

                       (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts needed to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

                       (2) The Participant has withdrawn all amounts available under Section 7.2 (other than hardship withdrawals under Section 7.2(d)) and has taken all nontaxable loans available under Article 8;

                       (3) The Participant may not make any Before Tax Savings or After Tax Savings Contributions, under the Plan or any elective contributions or employee contributions to any other plan maintained by an Affiliated Company for a period of 12 months beginning on the first day of the month following the receipt of a hardship withdrawal.

                       (4) For the Participant's taxable year immediately following the taxable year of the withdrawal, the Participant may not make Before Tax Savings Contributions to the Plan (or elective contributions to any other plan maintained by an Affiliated Company) in an aggregate amount greater than the excess of (i) the applicable dollar amount under Section 402(g) of the Internal Revenue Code for that next taxable year over (ii) the amount of the Participant's Before Tax Savings Contributions (and other elective contributions) for the taxable year of the hardship withdrawal.

         7.4 Payment Made by Trustee. The Committee shall direct the Trustee to make payment to the Participant in cash of the amount to be withdrawn; the payment shall be made as soon as practicable after receipt of the Participant's notice. The Plan Administrator shall reduce the credit balance (pro rata from each of the relevant investment funds) in the appropriate Accounts of the Participant to reflect the withdrawal.

Article 8.  Loans

         8.1 General. The Committee, in accordance with the provisions of this
Article 8 and procedures it shall establish, may make loans to Participants who are Employees or former Employees who are parties in interest (as defined in Section 3(14) of ERISA) with respect to the Plan. These procedures shall include a review of the loan application based upon those factors which would be considered in a normal commercial setting by an entity in the business of making similar loans. Loans under this Article 8 (a) must be made available to all Participants on a reasonably equivalent basis, (b) may not be made available to Participants who are Highly

Compensated Employees in an amount equal to a greater percentage of their Accrued Benefits than the percentage made available to other Employees (and the amount of the loan shall not exceed the limitations imposed by Section 4975 of the Internal Revenue Code), (c) must bear a reasonable rate of interest and (d) must be adequately secured by the Vested Interest of the Participant.

         8.2 Application for Loan; Frequency. A Participant must apply for a loan and execute such promissory notes and other documents that the Committee may require. The Participant's loan application must (a) include his or her consent to the Trustee's execution on its security in the event of a default under Section 8.8 and (b) his or her spouse's consent in accordance with Section
11.11 to the use of his or her Vested Interest as security for the loan which consent must be given during the 90-day period ending on the date on which the loan is to be secured. Effective as of January 1, 1993, a Participant may not have more than one loan outstanding under this Article 8.

         8.3 Amount of Loan. The minimum amount of a loan shall be $1,000. The amount of a Participant's loan shall not exceed the lesser of (a) 50% of the value of the Participant's Vested Interest and (b) $50,000 reduced by the highest outstanding balance of the Participant's loans from the Plan during the one year period ending on the date the loan is made. For purposes of this
Section 8.3, a Participant's Vested Interest shall be determined as of the Valuation Date coincident with or immediately following the day of the Participant's application for a loan.

         8.4 Reduction of Employee's Accounts. The Committee shall reduce the account balances credited to the Participant's Accounts to reflect the principal amount of the loan in proportion to the amount of the credit balances in those accounts in the following order:

              (A)      From his or her Employer Account;

              (B)      From his or her Employer Matching Account;

              (C)      From his or her After Tax Savings Account;

              (D)      From his or her Rollover Account;

              (E)      From his or her Before Tax Savings Account;

              (F)      From his or her Recharacterized Contribution Account

              (G)      From his or her Pension Account; and

              (H) From his or her Savings and Investment Account.
Amounts shall be reduced pro rata from the Investment Funds in which the Participant's Accounts are invested. A Participant's payments of principal or interest on a loan shall be applied to credit the Participant's accounts in the reverse order that those accounts were reduced and shall be invested in accordance with his or her investment elections in effect for contributions under Article 6.

         8.5 Interest. The rate of interest on loans shall be a reasonable rate determined by the Committee from time to time to be commensurate with the prevailing interest rate charged on similar commercial loans made within the same locale and time period.

         8.6 Security. A loan to a Participant under this Article 8 shall be secured by 50 percent of his or her Vested Interest. The grant of a security interest under this Section 8.1 shall not be a violation of Section 16.1.

         8.7 Duration and Repayment of Loans. Loans shall be repaid within five years in substantially level installments payable at least quarterly. In the case of a loan which the Committee determines at the time made is to be used to acquire the principal residence of the Participant, the repayment period may be extended by the Committee in its discretion to 15 years. All loans shall be repaid in full upon the Participant's Termination of Employment, or death. The Committee shall require repayment by payroll deduction. The Participant may prepay all of the outstanding principal and interest on a loan at but not earlier than 12 months after the loan was made.

         8.8 Default on Loan. A Participant's failure to repay a loan in full within 30 days of his or her Termination of Employment, Retirement, death or the Committee's inability to satisfy the scheduled loan repayments by a payroll deduction as specified in Section 8.7 shall constitute a default on the loan. If a Participant defaults on a loan, the Trustee, at the direction of the Committee, shall execute on its security interest with respect to the loan. The Trustee shall not levy against any portion of the Participant's security interest attributable to any of his or her accounts until a distribution from that account may otherwise be made in accordance with the requirements of
Section 401(a) of the Internal Revenue Code.

Article 9.  Valuation, Allocation and Accounting

         9.1 Valuation of Assets. As soon as practicable after each Valuation Date, the Trustee shall make a separate determination of the net value of the assets of the Investment Funds as of that Valuation Date . In making the determination of net value, (a) all income accrued since the previous Valuation Date shall be included, (b) Before Tax Savings Contributions, After Tax Savings Contributions, Employer Contributions, Employer Matching Contributions, Rollover Amounts and loan repayments received since the preceding Valuation Date shall be excluded, (c) investment changes under Article 6, withdrawals under Article 7, loans under Article 8 and (d) distributions under Article 11 since the preceding Valuation Date shall be taken into account.

         9.2 Method of Valuing Non-Cash Assets. In determining the net value of the assets of the Trust Fund, the value of any asset other than cash (including Employer Stock) shall be determined in accordance with the customary method of valuation employed by the Trustee or, if no one method is customarily employed by the Trustee, as follows:

              (A) any security listed on a national securities exchange shall be valued at its closing price on the Valuation Date and any security traded only in the over-the-counter market shall be valued at the mean of the closing bid and asked prices for the security on the Valuation Date (or if it was not traded or quoted on the Valuation Date, on the most recent day prior to the Valuation Date on which it was traded or quoted), as reported in the Wall Street Journal (or if not reported in the Wall Street Journal, as reported by any recognized broker or dealer regularly trading in that security); and

              (B) any other assets of the Trust Fund shall be valued at their fair market value as determined by the Trustee, as of the Valuation Date. The Trustee's determination of the value of any asset shall be conclusive and binding upon all Employers, the Committee and all Participants and Beneficiaries. In making its determination of value, the Trustee may rely upon the opinion of any appraiser or other expert that it believes appropriate to consult.

         9.3 Allocation of Net Value. As soon as practicable after each Valuation Date, the Plan Administrator shall allocate the total net value of each of Investment Funds and as determined under Section 9.2, among the Accounts of all Participants as of that date in the respective proportions that the credit balance in each Account that is invested in each of those funds as of the immediately preceding Valuation Date bears to the sum of the credit balances in all Accounts invested in that fund as of that Valuation Date. This allocation shall be made for each Valuation Date (a) before crediting the Before Tax Savings Contributions, After Tax Savings Contributions, Employer Contributions, Employer Matching Contributions, Qualified Employer Contributions, Rollover Amounts and loan repayments made since the preceding Valuation Date and (b) after taking into account investment changes under Article 6, any withdrawals under Article 7, loans under Article 8 and distributions under Article 11 since the preceding Valuation Date.

         9.4 Participant Transfers. The following rules shall apply in the case of a Participant who is transferred from an Employer to another Affiliated Company.

              (A) If a Participant transfers from the employ of one Employer to another, the credit balance then in each of his or her accounts (after all adjustments in accounts under Section 9.1 have been made for the month of transfer) shall be transferred to accounts for him or her as an Employee of his or her new Employer, and the Participant shall be deemed an Employee of his or her new Employer for all purposes.

              (B) If a Participant is transferred to an Affiliated Company which has not adopted this Plan, he or she shall no longer be permitted to make Before Tax Savings Contributions, and After Tax Savings Contributions, nor will he or she be credited with Employer Matching Contributions, Employer Contributions, or Qualified Employer Contributions. The credit balance in his or her Accounts shall remain in those Accounts and he or she shall continue to receive an allocation of the net value of the Trust Fund under Section 9.1 and his or her rights and obligations with respect to his or her Accounts shall continue to be governed by the provisions of the Plan and Trust Agreement.

         9.5 Employee's Accounts. The Plan Administrator shall maintain a separate Before Tax Savings Account, After Tax Savings Account, Employer Matching Account, Employer Account, Recharacterized Contribution Account, Pension Plan Account, Savings and Investment Account and Rollover Account. All distributions and payments to a Participant or his or her Beneficiary shall be charged against the appropriate Accounts of that Participant.

Article 10.     Vesting

         10.1 Employer Account and Pension Plan Account. (a) Subject to Section 10.1(b), if a Participant has been credited with one or more Vesting Years of Service, a portion of the Participant's credit balances in his or her Employer Account and Pension Plan Account shall be nonforfeitable. The nonforfeitable portion shall be an amount equal to a Participant's credit balances in his or her Employer Account and Pension Account multiplied by a percentage based upon the number of the Participant's Vesting Years of Service as follows:

                    Number of the
                Participant's Vesting           Nonforfeitable
                   Years of Service               Percentage
                   ----------------               ----------
                           0                          0%
                           1                         20%
                           2                         40%
                           3                         60%
                           4                         80%
                           5                     100% or more

              (b) The credit balances in a Participant's Employer Account and Pension Plan Account shall become nonforfeitable upon the earliest (1) the Participant's Normal Retirement Date, if he or she is an Employee at that time,
(2) the Participant's incurrence of a Permanent Disability while an Employee and
(3) the Participant's death while an Employee.

         10.2 Vesting Upon Reemployment. The nonforfeitable portion of a Participant's Employer Account and Pension Plan Account shall be determined under this Section 10.2 instead of Section 10.1 if the Participant (1) receives, upon his or her Termination of Employment, a distribution from his or her Employer Account and Pension Plan Account in an amount less than the credit balance in those Accounts and (2) subsequently resumes employment with an Employer without having a at least five consecutive Breaks in Service. In that event, the nonforfeitable portion of the Participant's Employer Account shall be an amount equal to the excess, if any, of (i) the sum of the credit balance in each of the Participant's Employer Account and Pension Account (including the amount credited under Section 4.7) plus the amount previously distributed to him or her upon Termination of Employment, multiplied by the nonforfeitable percentage determined in accordance with Section 10.1 over (ii) the amount of the distribution upon Termination of Employment.

         10.3 Other Accounts. The credit balances in each of the Participant's Before Tax Savings Account, After Tax Savings Account, Employer Matching Account, Qualified Employer Account, Recharacterized Contribution Account, and Rollover Account shall be nonforfeitable at all times.

Article 11.  Distributions

         11.1 Forms of Distribution. Subject to Sections 11.2, 11.3 and 11.6, a Participant shall be entitled to elect to receive distribution of his or her Vested Interest (determined under Section 11.6) by one of the following methods:

              (A)  Single distribution of the full amount payable;

              (B) Installments - monthly, quarterly, semi-annually, annual installments over a period not exceeding the Participant's life expectancy or subject to Section 11.12(b), the joint life expectancy of the Participant and his Beneficiary. The amount of each installment shall equal the amount of the Participant's unpaid Vested Interest (determined as of the Valuation Date preceding the payment) divided by the number of remaining payments to be made.

              (C) Single life annuity with no ancillary features.

              (D) Qualified Joint and Survivor Annuity.

              (E) A joint and 100% or 75% survivor annuity with his or her spouse;

A Participant's election under this Section 11.1 (which includes the designation of a contingent Beneficiary) must be made during the 90-day period preceding the Participant's Annuity Starting Date. This election may not be changed after the Participant's Annuity Starting Date. In the absence of an effective election under this Section 11.1 a Participant shall be deemed to have elected a distribution in the form of a Qualified Joint and Survivor Annuity. In the case of a Participant who is not married, a single life annuity shall be deemed a Qualified Joint and Survivor Annuity.

Subject to Sections 11.3 and 11.9, a Beneficiary's distribution shall be in the form of a lump sum.

         11.2 Vested Interest Not in Excess of $3,500. If the value of a Participant's Vested Interest (determined under Section 11.6) does not exceed $3,500, the method of distribution as to that Participant shall be as a single payment of the full amount payable.

         11.3 Direct Transfer - Subject to Section 11.7 and the rules set forth below, a Participant who receives distribution of his or her Vested Interest in a form which qualifies as an eligible rollover distribution (as defined in Section 401(a)(31) of the Internal Revenue Code) may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of that distribution paid directly to any eligible retirement plan (as defined in Section 402(c)(8)(B) of the Internal Revenue Code.) The Committee shall notify the Participant of this option no earlier than 30 days and no more than 90 days before distribution of benefits is to begin under Section 11.4. This option shall apply only to a Participant, his or her surviving spouse, or his or her former spouse who is entitled to a distribution under the Plan as an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code. The following rules shall apply with respect to direct transfers under this Section 11.3.

              (A) A Participant who is reasonably expected to have an eligible rollover distribution during the calendar year that totals less than $200 may not elect a direct transfer under this Section 11.3.

              (B) If a Participant elects a direct transfer of a portion of an eligible rollover distribution, that portion must be equal to at least $500.

              (C) A Participant may not divide his or her eligible rollover distribution into separate distributions to be transferred to two or more eligible retirement plans.

              (D) A Participant's election to make or not make a direct rollover with respect to one payments in a series of periodic payments which qualify as an eligible rollover distribution shall apply to all subsequent payment in the series unless the Participant elects otherwise.

              (E) If a Participant does not make an election with respect to an eligible rollover distribution before distribution of his benefit is to begin, he or she will be treated as not having elected a direct transfer under this
Section 11.3.

         11.4 Timing of Distribution. (A) Distribution of a Participant's Vested Interest (determined under Section 11.6) shall begin on the earliest of:

                       (1) as soon as practicable after the day of the Participant has a Termination of Employment on or after his or her Normal Retirement Date;

                       (2) as soon as practicable after the Participant's Termination of Employment before attaining age 65 if the value of his Vested Interest does not exceed $3,500;

                       (3) as soon as practicable after the Participant's Normal Retirement Date, if the Participant has a Termination of Employment prior to that time, unless the Participant elects under Section 11.5 to commence to receive distribution at a different time;

                       (4) effective for all Participants (other than those who attained age 70--1/2 before January 1, 1988 and are not Five Percent Owners during the Plan Year ending with or within the calendar year in which they attain age 66--1/2 or any subsequent Plan Year), the first day of April immediately following the Plan Year in which he or she attains age 70--1/2, but no earlier than April 1, 1990. For purposes of this subsection, a Participant shall be deemed to be a Five Percent Owner if he or she was a Five Percent Owner at any time during the five Plan Year period ending in the calendar year in which he or she attains age 70--1/2; or

                       (5) subject to Section 11.9(c), as soon as practicable after the Participant's death.

Unless the Participant elects, in no event shall a Participant receive distribution of his or her Vested Interest later than 60 days after the end of the Plan Year in which occurs the later of (1) the Participant's Retirement, (2) the date the Participant attains age 65 or (3) the tenth anniversary of the Participant's participation in the Plan.

         11.5 Election to Receive Distribution Before Normal Retirement Date. A Participant who has a Termination of Employment before (a) his Normal Retirement Date and (b) has a Vested Interest (determined under Section 11.6) which exceeds $3,500 in value may elect (at such time and in such manner as the Committee shall prescribe) to have distribution of his Vested Interest commence as of a date before his Normal Retirement Date. In that event, distribution of the Participant's Vested Interest shall commence as soon as practicable following the election.

         11.6 Valuation of Vested Interest. Except as otherwise provided in the following sentence, for purposes of Sections 11.1, 11.4, 11.5 11.7 and 11.9, the amount of a Participant's Vested Interest shall be valued as of the Valuation Date of the distribution. For purposes of determining whether a Participant's Vested Interest does not exceed $3,500 under Sections 11.2, 11.4, 11.5, 11.7 and 11.9, a Participant's Vested Interest shall be valued as of the Valuation Date immediately following the event that entitles him or her to a distribution under
Section 11.3.

         11.7 Qualified Joint and Survivor Annuity. If the value of the Vested Interest of a married Participant exceeds $3,500, he or she shall receive distribution of his benefits in the form of a Qualified Joint and Survivor Annuity, unless within the 90 day period immediately before the Participant's Annuity Starting Date the Participant has elected not to receive distribution of benefits in this form of annuity and his spouse has consented to that election under Section 11.11. Both the Participant's waiver and the spouse's consent must state the particular optional form of benefit to be distributed and any nonspouse Beneficiary or class of nonspouse Beneficiaries. Alternatively the spouse's consent may permit the Participant to elect any optional form of benefit available under the Plan and designate any contingent Beneficiary. Such a general consent must acknowledge that the spouse has voluntarily relinquished rights to limit consent to a specific form of benefit or Beneficiaries or both. Any such election may be revoked at any time before distribution of benefits commences and, once revoked, may be made again.

         11.8 Notification of Right to Waive Qualified Joint and Survivor Annuity. Within the period beginning no earlier than 90 days before the Participant's Annuity Starting Date and no later than 30 days before his or her Annuity Starting Date, the Retirement Committee shall provide each Participant (whether or not married) with notice (in the manner provided in regulations promulgated by the Secretary of the Treasury) of the Participant's right to elect to waive his or her right to receive distribution of his or her Vested Interest in the form of a Qualified Joint and Survivor Annuity. The notice shall contain an explanation in non-technical language of (a) the terms and conditions of the election and its effects upon the Participant's benefit (in terms of dollars per annuity payment), (b) the requirement that the Participant's spouse must consent to the election in accordance with Section 11.11, (c) the Participant's right to revoke the election in the manner provided in regulations promulgated by the Secretary of the Treasury and (d) a general description of the eligibility conditions and other features of the optional forms of benefit under the Plan and sufficient information to explain the relative values of these optional forms of benefits. For purposes of this Section 11.8, a Qualified Joint and Survivor Annuity for an unmarried Participant shall be a single life annuity with no ancillary benefits.

         11.9 Death Benefit. (A) Married Participants. The following provisions shall apply in the case a Participant who has been married for at least one year upon his death before distribution of his or her benefits begin:

                       (1) His or her spouse shall be entitled to receive a benefit equal in value to 50% of the Participant's Vested Interest unless he or she has previously elected that his or her spouse not receive this benefit and his or her spouse has consented to that election in accordance with Section
11.11. The benefit under this Section 11.9(a)(1) shall be distributed to the Participant's spouse at the time specified in Section 11.9(c) and shall be paid in the form of a single life annuity for the life of the Participant's spouse unless (a) the Participant's spouse elects to receive the benefit in a single cash payment under Section 11.1 or (b) the value of the benefit is $3,500 or less and then it will be distributed as a single cash payment.

                       (2) The portion of a Participant's Vested Interest not distributed to his spouse under this Section 11.9 shall be distributed to the Participant's Beneficiary in a single cash payment at the time specified in
Section 11.4.

                       (3) The period during which a Participant may elect not to have his spouse receive the 50% death benefit described in this Section 11.9(a)(1) shall begin on the first day of the Plan Year in which he attains age 35 (or, if later within a reasonable period after the individual becomes a Participant) and shall end on the day of his death. A Participant may elect not to have his or her spouse receive the death benefit described in this Section
11.9 before the Participant attains age 35, except that such a waiver shall become invalid on the first day of the Plan Year in which the Participant attains age 35. In order for a waiver to be effective after the first day of the Plan Year in which the Participant attains age 35, it must be made again.

              (B) Unmarried Participants. If a Participant is not married for at least one year before distribution of his benefits begin, upon his death, his or her Beneficiary shall receive a death benefit equal to his Vested Interest in the form of a single cash payment.

              (C) Timing of Distributions. If the Participant's spouse is the Beneficiary of the 50% death benefit described in the first Section of Section 11.9(a), the death benefit shall be distributed to the Participant's spouse as soon as practicable after the Participant's Normal Retirement Date had the Participant lived, unless the spouse elects (at such time and in such manner as the Committee shall prescribed) an earlier distribution. In that event, distribution of the death benefit shall commence as soon as practicable after the spouse's election. All other death benefits shall be distributed as soon as practicable after the Participant's death in accordance with Section 11.4(a)(5).

         11.10 Notification of Right to Waive Spousal Death Benefit. The Plan Administrator shall give each Participant written notice of his right to waive his right to have his spouse receive the death benefit under Section 11.9(a)(1). The notice shall be given both (a) in the case of an individual who becomes a Participant before age 35, within the period beginning one year before the individual becomes a Participant and ending one year after the individual becomes a Participant and (b) within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which he attains age 35 (or (i) if the Employee becomes a Participant after the first day of the Plan Year in which he attains age 32, within the period beginning one year before the individual becomes a Participant and ending one year after the individual becomes a Participant or (ii) if the Participant has a Termination of Employment before he attains age 35, within the one year period beginning one year before the Participant's Termination of Employment and ending one year after the Participant's Termination of Employment). The notice, which shall be given in the manner provided in regulations promulgated by the Secretary of the Treasury, shall contain an explanation of the terms and conditions of the election and its effects upon the Participant's benefit (in terms of dollars per annuity payment), the requirement that the Participant's spouse must consent to the election in accordance with
Section 11.11 and the Participant's right to revoke the election in the manner provided in regulations promulgated by the Secretary of the Treasury.

         11.11 Spousal Consent. A Participant's waiver of a Qualified Joint and Survivor Annuity described in Section 11.7 or the spouse's death benefit under
Section 11.9(a)(1) shall be valid only if the Participant's spouse executes a written consent to that election acknowledging the effect of the election and the consent is witnessed by a notary public or Plan official. The spouse's consent is not required if (a) the Participant establishes that the spouse's consent cannot be obtained because the Participant does not have a spouse, the Participant's spouse cannot be located or for such other circumstances as may be provided in regulations promulgated by the Secretary of the Treasury, (b) the Participant is legally separated from the spouse or (c) the Participant has been abandoned by his or her spouse (within the meaning of local law) and the Participant has a court order to that effect. A Participant's waiver of a Qualified Joint and Survivor Annuity or spouse's death benefit shall only be effective with respect to the spouse who consents to it as provided in this
Section 11.11.

         11.12 Minimum Distribution. (A) In the case of a Participant who remains an Employee after he attains age 70--1/2 (other than a Participant who attains age 70--1/2 before January 1, 1988 and is not a Five Percent Owner during the Plan Year ending with or within which he attains age 66--1/2 or any subsequent Plan Year), distribution of his Accrued Benefit shall begin no later than the April 1 immediately following the calendar year in which he attains age 70--1/2. With respect to each calendar year beginning with the calendar year the Participant attains age 70--1/2 and ending with the calendar year before the calendar year in which the Participant has a Termination of Employment, he or she shall receive the distribution of the "minimum distribution amount" described in paragraph (b) of this Section 11.12. Upon the Participant's Termination of Employment his or her Accrued Benefit shall be distributed to him or her in accordance with Section 11.1.

              (B) The "minimum distribution amount" for each calendar year shall be equal to the quotient of the Participant's Accrued Benefit (determined as of the last day of the calendar year preceding the calendar year with respect to which the distribution is being made) divided by the applicable life expectancy. The applicable life expectancy shall be no greater than the joint life expectancy of the Participant and his Beneficiary. The life expectancy of the Participant (and his

Beneficiary) shall be determined using the Participant's (and the Beneficiary's) attained age as of the Participant's most recent birthday (and the Beneficiary's most recent birthday) in the year in which the Participant attains age 70--1/2. The life expectancy of the Participant and his spouse shall not be recalculated annually after it has been determined under the previous sentence.

              (C) Any distribution under this Plan shall satisfy the minimum distribution incidental benefit requirements under Section 401(a)(9) of the Internal Revenue Code.

              (D) If a Participant dies after distribution of his or her benefits has commenced, the remaining portion, if any, of his or her benefit shall be distributed to his or her Beneficiary at least as rapidly as it would have been distributed under the method of distribution in effect on the day of his death.

              (E) If a Participant dies before distribution of benefits to him or her has commenced, his or her entire benefit shall be distributed to his Beneficiary within five years of the Participant's death or, if later, in the case of a Beneficiary who is the Participant's spouse, the December 31 of the year the Participant would have attained age 70--1/2. Alternatively, if the distribution of benefits commences as of the December 31 of the year after the Participant's death (or, if later, in the case of a Beneficiary who is the Participant's spouse, the December 31 of the year the Participant would have attained age 70--1/2), then the benefit may be distributed over a period not extending beyond the life expectancy of the Beneficiary.

         11.13 Annuities. Any distribution of benefits in the form of an annuity shall be made by the purchase of a nontransferable immediate or deferred payment annuity contract from an insurance company selected by the Committee.

         11.14 Form of Distribution. Distribution under this Article 11 shall be made in cash or property.

         11.15 Release. Upon any distribution, the Trustee, the Committee or any Employer may require execution of a receipt and release, in form and substance satisfactory to it, of all claims under this Plan.

         11.16 Incapacity. If, in the judgment of the Committee, any person is legally, physically or mentally incapable of personally receiving and executing a receipt for any distribution or payment due him or her under this Plan, the distribution or payment may be made to the person's guardian or other legal representative (or if none is known to the Committee, to any other person or institution who has custody of the person) and that distribution or payment shall constitute a full discharge of any obligation with respect to the amount paid or distributed.

         11.17 Lost Participant. Neither the Committee nor the Trustee shall be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary (other than to write to the Participant at his or her last mailing address shown in the Committee's records). If it is determined that a Participant or Beneficiary cannot be located, the Participant's or Beneficiary's Vested Interest shall be forfeited as of the Valuation Date immediately following that determination, but shall be reinstated (without interest) upon the Participant's or Beneficiary's claim for the Vested Interest before that Vested Interest escheats under applicable state law. If a benefit is required to be reinstated it will be done within sixty days after the close of the Plan Year in which the Participant or Beneficiary makes a claim for the benefit.

Article 12.  Funding

         12.1 Funding Policy. Each Employer shall contribute cash or property to the Trust in an amount equal to the aggregate amount credited under Article 3 and the aggregate amount credited under Article 4. If, with respect to an Employer, the amount of Forfeitures for any Plan Year exceeds its share of the Employer Matching Contributions, Employer Contributions, and Plan expenses (and allocations under Section 4.7) for that Plan Year, the excess shall be treated under this Section 12.1 as Forfeitures arising in succeeding Plan Years.

         12.2 Establishment and Review of Funding Policy. The Committee shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Committee shall review the funding policy and method at least annually. In establishing and reviewing the funding policy and method, the Board shall try to determine the Plan's short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth.

         12.3 Employer Contributions Irrevocable. Subject to Section 12.4, any contribution made by an Employer shall be irrevocable and shall be held and disposed of by the Trustee solely in accordance with the provisions of this Plan and the Trust Agreement.

         12.4 Exceptions to Irrevocability. Each contribution made by an Employer or an Employee shall be deemed to be conditioned upon the deductibility of the contribution under Section 404 of the Internal Revenue Code. If the deduction of all or part of any contribution is disallowed, it shall, to the extent disallowed, be repaid to the Employer within one year after the date of disallowance. A contribution also will be repaid to an Employer, within one year after the date made, to the extent it was made in error because of a mistake of fact.

Article 13.  Administration of Plan

         13.1 The Board. The Board shall appoint the members of the Committee, the Trustee and any Investment Manager, and shall be responsible for the establishment of the Trust and the amendment and termination of this Plan and the Trust Agreement.

         13.2 The Committee. This Plan shall be administered by the Committee, which shall have the responsibilities and duties and powers delegated to it in this Plan and any responsibilities and duties under this Plan which are not specifically delegated to anyone else.

         13.3 The Trustee. The Trustee (who shall be appointed by the Committee) shall have exclusive authority and discretion to manage and control the Trust Fund except to the extent that authority to manage the assets held by the Trust is delegated by the Board to an Investment Manager. The Trustee may designate agents or others to carry out certain of the administrative responsibilities in connection with management of the Trust.

         13.4 The Plan Administrator. The Plan Administrator (who shall be appointed by the Committee) shall be responsible for (a) the maintenance of all records of Participants and Beneficiaries necessary for the administration of this Plan and (b) the taking of any action necessary to meet the reporting and disclosure requirements imposed by ERISA. The Committee may authorize the Plan Administrator to designate agents to carry out certain of his or her responsibilities.

         13.5 Decisions and Actions of the Committee. The Committee from time to time may establish rules for the administration of this Plan. The Committee shall have the sole discretion to make decisions and take any other actions with respect to questions arising in connection with the Plan, including the construction of the Plan and the Trust Agreement. The decisions and actions of the Committee as to any questions arising in connection with the Plan, including the construction and interpretation of the Plan and the Trust Agreement, shall be final and binding upon all Participants and Beneficiaries.

         13.6 Investment Responsibilities of the Committee. The Committee shall have the responsibility and authority to determine the objectives, policies and guidelines for the investment of the Trust Fund and each investment fund established as a part thereof, including, but not by way of limitation, the establishment of additional investment funds or the consolidation of one or more of the existing funds. The Committee shall have the authority to select, appoint, monitor or discharge Investment Managers or mutual funds managed by an investment adviser registered under the Investment Advisors Act of 1940, or contracts issued by insurance companies, for purposes of investing the assets of the Trust Fund and each investment fund established as a part thereof.

         13.7 Membership of the Committee. The Committee shall consist of at least 2. Each person appointed a member of the Committee shall file his or her acceptance of the appointment with the secretary of the Company. Any member of the Committee may resign by delivering his or her written resignation to the secretary of the Company; the resignation shall become effective when received by the secretary of the Company (or at any other time agreed upon by the member and the Board). The Board may remove any member of the Committee at any time, with or without cause, upon notice to the member being removed. Notice of the appointment, resignation, or removal of a member of the Committee shall be given by the Board to the Trustee and to the members of the Committee.

         13.8 Officers and Meetings of the Committee. The Committee shall elect a chairman and a secretary (who need not be a member of the Committee) and shall hold meetings upon such notice and at such times and places as it may from time to time determine. Notice of a meeting need not be given to any member of the Committee who submits a signed waiver of notice before or after the meeting or who attends the meeting.

         13.9 Procedures of the Committee. A majority of the total number of members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members of the Committee present at the time of a vote, if a quorum is present at the time, shall be required for action by the Committee. Resolutions may be adopted or other action taken without a meeting upon the written consent of all members of the Committee. Any person dealing with the Committee shall be entitled to rely upon a certificate of any member of the Committee, or its secretary, as to any act or determination of the Committee.

         13.10 Subcommittee, Advisors and Agents of The Committee. The Committee may (a) appoint subcommittees with such powers as the Committee shall determine advisable, (b) authorize one or more of its members or an agent to execute any instrument, and (c) utilize the services of Employees and engage accountants, agents, clerks, legal counsel, medical advisers, and professional consultants (any of whom may also be serving an Employer or an Affiliated Company) to assist in the administration of this Plan or to render advice with regard to any responsibility under the Plan.

         13.11 Liability of the Committee. The members of the Committee and the Employers shall have no liability with respect to any action or omission made by them in good faith nor from any action made in reliance upon (a) the action of the Trustee, (b) the advice or opinion of any accountant, legal counsel, medical adviser or other professional consultant or (c) any resolutions of the Board certified by the secretary or assistant secretary of the Company.

         13.12 Allocation of Plan Expenses. All expenses relating to the Plan prior to the termination of the Plan shall be borne ratably by the Employers to the extent not paid from the Trust. Brokerage commissions, transfer taxes and other charges or expenses in connection with the purchase or sale of securities shall be included in the cost of the securities. Notwithstanding the foregoing, the Committee may charge an application fee in connection with a loan under
Article 8. Any Employee who serves as a Trustee, Plan Administrator, or member of the Committee shall receive no compensation for such service. The Company may require any Trustee, Plan Administrator or member of the Committee to furnish a fidelity bond satisfactory to the Company; the premium for any fidelity bond shall be an expense of the Plan, except to the extent paid by an Affiliated Company.

         13.13 Service in More than One Capacity. Any person or group of persons may service the Plan in more than one capacity, including service both as Plan Administrator and as a member of the Committee.

Article 14.  Management of Trust Fund

         14.1 The Trust Fund. The Trust Fund shall be held in trust by the Trustee appointed from time to time (before or after termination of this Plan) by the Committee pursuant to the Trust Agreement. The Trustee shall have the powers specified in the Trust Agreement.

         14.2 Exclusive Benefit. The Trust Fund shall be used in accordance with the provisions of this Plan and for the exclusive purpose of providing benefits for Participants and their Beneficiaries and for defraying reasonable expenses of the Plan and of the Trust. The Trustee shall cause the Trust Fund to consist of the Investment Funds.

         14.3 Liability. The Company, the Trustee, and the Committee shall have no liability with respect to a Participant's investment designation under
Section 6.1.

         14.4 Trust Fund. Subject to Section 14.1, the Trust Fund may be invested in accordance with the Trust Agreement.

         14.5 Trust Agreement. The Trust Agreement shall be a part of this Plan and any rights or benefits under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

Article 15.  Benefit Claims Procedure

         15.1 Claim for Benefits. Any claim for benefits under this Plan shall be made in writing to the Committee. If a claim for benefits is wholly or partially denied, the Committee shall so notify the Participant or Beneficiary within 90 days after receipt of the claim. The notice of denial shall be written in a manner calculated to be understood by the Participant or Beneficiary and shall contain (a) the specific reason or reasons for denial of the claim, (b) specific references to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim together with an explanation of why such material or information is necessary and (d) an explanation of the claims review procedure.

         15.2 Review of Claim. Within 60 days after the receipt by the Participant or Beneficiary of notice of denial of a claim (or at such later time as may be reasonable in view of the nature of the benefit subject to the claim and other circumstances), the Participant or Beneficiary may (a) file a request with the Committee that it conduct a full and fair review of the denial of the claim, (b) review pertinent documents and (c) submit questions and comments to the Committee in writing.

         15.3 Decision After Review. Within 60 days after the receipt of a request for review under Section 15.2, the Committee shall deliver to the Participant or Beneficiary a written decision with respect to the claim, except that if there are special circumstances (such as the need to hold a hearing) which require more time for processing, the 60-day period shall be extended to 120 days upon notice to the Participant or Beneficiary to that effect. The decision shall be written in a manner calculated to be understood by the Participant or Beneficiary and shall (a) include the specific reason or reasons for the decision and (b) contain a specific reference to the pertinent Plan provisions upon which the decision is based.

Article 16.  Non-Alienation of Benefits

         16.1 Non-Alienation. Subject to Section 16.2, Accrued Benefits under or interests in this Plan shall not be assignable or subject to alienation, hypothecation, garnishment, attachment, execution or levy of any kind. Any action in violation of this provision shall be void.

         16.2 Qualified Domestic Relations Orders. Section 16.1 shall not apply to the creation, assignment or recognition of a right to the Accrued Benefits of a Participant pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code). The Committee shall establish reasonable procedures for determining whether a domestic relations order is a qualified domestic relations order and for administering distributions under a qualified domestic relations order.

Article 17.  Designation of Beneficiary

         17.1 Designation of Beneficiary. Subject to Sections 11.7 and 11.9, Participants may designate a Beneficiary in the form and manner prescribed by the Committee. The Committee, in its discretion, may specify conditions or other provisions with respect to the designation of a Beneficiary. Any designation of a Beneficiary may be revoked by filing a later designation or revocation. In the absence of an effective designation of a Beneficiary by a Participant or upon the death of all Beneficiaries, a Participant's Accrued Benefit shall be paid to the Participant's estate.

         17.2 Effective Date of Designation. Any designation or revocation of a designation of a Beneficiary shall become effective when actually received by the Committee but shall not affect any distribution previously made pursuant to a prior designation.

Article 18.  Amendment

         18.1 Amendment. The Board may amend this Plan at any time but no amendment may (a) entitle an Employer to receive any part of the Trust Fund, (b) substantially increase the duties or liabilities of the Trustee without its prior written consent, or (c) have the effect of reducing the accrued benefit (within the meaning of Section 411(d)(6) of the Internal Revenue Code) of anyone who is a Participant on the date the amendment is adopted or becomes effective, whichever is later.

         18.2 Amendment to Vesting Provisions. If the vesting provisions set forth in Article 10 are amended, any Participant who, as of the effective date of the amendment has been credited with three or more Years of Service in the aggregate, may irrevocably elect to have his nonforfeitable interest computed without regard to the amendment. Notice of the amendment and the availability of the election shall be given to each such Participant, and the election may be exercised by the Participant by notice to the Committee within 60 days after the later of (a) his or her receipt of the notice, (b) the day the amendment is adopted or (c) the effective date of the amendment.

         18.3 Amendment to Maintain Qualified Status. Notwithstanding anything to the contrary in Section 18.1, the Board, in its discretion, may make any modifications or amendments to the Plan, retroactively or prospectively, which it deems appropriate to establish or maintain the Plan and the Trust Agreement as a qualified employee's plan and trust under Sections 401 and 501 of the Internal Revenue Code.

Article 19.  Adoption and Withdrawal from Plan by Affiliated Company

         19.1 Adoption by Affiliated Company. Any Affiliated Company, whether or not presently existing, may, with the approval of the Board, adopt this Plan by proper corporate actions.

         19.2 Withdrawal by Employer. Any Employer may at any time withdraw from the Plan upon giving the Board, the Committee and the Trustee at least 30 days notice of its intention to withdraw. The Board in its discretion may direct that any Employer withdraw from the Plan.

         19.3 Segregation of Assets Upon Withdrawal. Upon the withdrawal of an Employer under Section 19.2, the Trustee shall in accordance with the directions of the Committee segregate a share of the assets in the Trust Fund equal in value to the total Accrued Benefits of Participants who are Employees of that Employer.

         19.4 Applicability. The withdrawal provisions of this Article 19 shall be applicable only if the withdrawing Employer continues to cover its Participants and eligible Employees in a comparable plan and trust qualified under Sections 401 and 501 of the Internal Revenue Code. Otherwise, the termination provisions of this Plan shall apply with respect to the withdrawing Employer.

Article 20.  Termination; Merger, Consolidation or Transfer of Assets

         20.1 Full Vesting Upon Plan Termination. Upon the termination or partial termination (as that term is defined for purposes of Section 411(d)(3) of the Internal Revenue Code) of this Plan or upon the complete discontinuation of contributions by an Employer, the entire Accrued Benefits as of the date of termination in the Employer Accounts and Employer Matching Accounts of the affected Participants shall be nonforfeitable.

         20.2 The Committee and Trustee. If the entire Plan is terminated, the Committee shall continue to function and may fill any vacancies which may occur in its own membership (if the Board fails to do so) until the Trustee has rendered its final account and that account has been approved (in the manner provided in the Trust Agreement).

         20.3 Merger, Consolidation or Transfer of Assets. Neither this Plan nor the Trust may be merged or consolidated with, nor may its assets or liabilities be transferred to any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer, if the Plan then terminated, which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if this Plan had then been terminated.

         20.4 Restrictions on Distribution upon Plan Termination. Upon the termination of this Plan with respect to an Employer, (a) in no event shall a Participant receive a distribution of the portion of his or her Vested Interest attributable to Before Tax Savings Contributions [Qualified Employer Contributions and Recharacterized unless there is no successor plan established or maintained (as defined for purposes of Section 401(k)(10)(A) of the Internal Revenue Code and related regulations) and (b) in no event shall a Participant receive a distribution of his or her Vested Interest without his or her consent before his or her attainment of age 65 (or, if earlier, death) unless there is no other Defined Contribution Plan maintained by the Employer or the value of that Vested Interest does not exceed $3,500.

Article 21.  Top Heavy Provisions

         21.1 Definitions. The following definitions apply for purposes of this
Article 21:

              (A) Determination Date - with respect to any plan year of the Plan, a Defined Benefit Plan or a Defined Contribution Plan, the last day of the preceding plan year (or in the case of the first plan year of a plan, the last day of that plan year).

              (B) Key Employee - an Employee (or former Employee) who at any time during a Plan Year or any of the preceding four Plan Years is (1) an officer of his or her Employer with Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code on the last day of the Plan Year, (2) one of the ten Employees with Compensation greater than the amount in effect under Section 415(c)(1)(A) of the Internal Revenue Code on the last day of the Plan Year and owning the largest percentage (in excess of one half of one percent) interest in value of an Affiliated Company,
(3) an owner of more than five percent of his or her Employer and (d) an owner of more than one percent of his or her Employer with Compensation in excess of $150,000. The determination of whether an Employee is a Key Employee shall be made in accordance with Section 416(i) of the Internal Revenue Code. The Beneficiary of a Key Employee shall be treated as a Key Employee.

For purposes of this definition Compensation shall be compensation as defined in
Section 414(q)(7) of the Internal Revenue Code.

              (C) Permissive Aggregation Group of Plans - a group of employee benefit plans including a Required Aggregation Group of Plans and any other Defined Benefit Plans or Defined Contribution Plans which when considered as a group meet the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code.

              (D) Required Aggregation Group of Plans - a group of employee benefit plans including each Defined Contribution Plan (1) in which any Key Employee is or was a Participant or (2) which enables a plan described in clause
(1) to meet the requirements of Section 401(a)(4) or Section 410 of the Internal Revenue Code.

              (E) Top Heavy Fraction - (1) with respect to the Plan, a fraction for a Plan Year, the numerator of which is the aggregate of the credit balances under the Plan as of the applicable Determination Date of all Participants who are Key Employees and the denominator of which is the aggregate of the credit balances under the Plan as of the applicable Determination Date of all Participants or (2) with respect to a Required Aggregation Group of Plans or a Permissive Aggregation Group of Plans, a fraction (A) the numerator of which is the sum of (i) the aggregate of the present values of the accrued benefits as of the applicable Determination Date of all participants who are Key Employees under all Defined Benefit Plans included in that group and (ii) the aggregate credit balances as of the applicable Determination Date in the accounts of all participants who are Key Employees under all Defined Contribution Plans included in the group and (B) the denominator of which is the sum of (i) the aggregate of the present values of the accrued benefits as of the applicable Determination Date of all participants under all Defined Benefit Plans included in the group and (ii) the aggregate credit balances as of the applicable Determination Date in the accounts of all participants under all Defined Contribution Plans included in the group.

In computing a Top Heavy Fraction for a Plan Year, the following rules shall apply: (I) the present value of accrued benefits as of a Determination Date under each Defined Benefit Plan and the aggregate account balances as of a Determination Date under each Defined Contribution Plan shall be increased by the aggregate distributions made from that plan to participants during the five year period ending on the Determination Date, (II) the accrued benefit under any Defined Benefit Plan and the account balances under any Defined Contribution Plan of a Participant who has not performed services for an Employer at any time during the five-year period ending on the Determination Date shall be disregarded, (III) the present value of accrued benefits under a Defined Benefit Plan as of a Determination Date and the account balances under a Defined Contribution Plan shall be determined as of that plan's valuation date which occurs during the 12-month period ending on the Determination Date, (IV) in the case of a Required Aggregation Group of Plans or a Permissive Aggregation Group of Plans, the Determination Date of each plan included in the group shall be the Determination Date that occurs in the same calendar year as the Determination Date of the Plan, (V) in the case of a Required Aggregation Group of Plans or a Permissive Aggregation Group of Plans, in determining the present value of accrued benefits the actuarial assumptions set forth in any Defined Benefit adopted by an Employer shall be used for all Defined Benefit Plans, and (VI) in the case of a Required Aggregation Group of Plans or Permissive Aggregation Group of Plans, the accrued benefits under all Defined Benefit Plan(s) of Participants other than Key Employees shall be determined based upon the method used uniformly for accrual purposes for all Defined Benefit Plans but if there is no uniform method, based upon the benefit accrual rate which does not exceed the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1) of the Internal Revenue Code.

              (F) Top Heavy Plan - the Plan for any Plan Year if the Top Heavy Fraction for that Plan Year exceeds 60% for (a) if the Plan is not part of a Required Aggregation Group of Plans, the Plan, (b) if the Plan is part of a Required Aggregation Group of Plans, but not a Permissive Aggregation Group of Plans, the Required Aggregation Group of Plans or (c) if the Plan is part of a Permissive Aggregation Group of Plans and a Required Aggregation Group of Plans, the Permissive Aggregation Group of Plans.

         21.2 When Top Heavy Provisions Apply. Notwithstanding any other provision of this Plan, the provisions of this Article 21 shall apply with respect to any Plan Year for which the Plan is a Top Heavy Plan.

         21.3 Minimum Benefit. For any Plan Year for which the Plan is a Top Heavy Plan, a Participant who is employed on the last day of the Plan Year shall be entitled to have his or her Employer Account credited with an amount equal to the excess, if any, of (a) the lesser of (1) 3%, of his or her Compensation for that Plan Year and (2) a percentage of his or her Compensation equal to the greatest percentage of Compensation credited as a contribution to any Key Employee for that Plan Year, taking into account the amount of contributions credited to that Key Employee's Before Tax Savings Account, Employer Matching Account, Employer Account, and Recharacterized Contribution Account over (b) the sum, if any, of the amount credited to the Participant's Employer Matching Account, and Employer Account. Employer Matching Contributions taken into account with respect to a Participant under clause (b) of this Section 21.3 shall not be taken into account for purposes of determining the Participant's Actual Contribution



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
Percentage (Section 1.3). For purposes of this Section 21.3, Compensation shall be defined as in Section 414(q)(7) of the Internal Revenue Code.

         21.4 Vesting. For any Plan Year the Plan is a Top Heavy Plan, the nonforfeitable portion of the Accrued Benefit of a Participant who is credited with at least one Hour of Service during that Plan Year shall be the percentage determined under Article 10.

         21.5 Change From Top Heavy Vesting. If the Plan is a Top Heavy Plan for a Plan Year and ceases to be a Top Heavy Plan for the subsequent Plan Year, the change in the vesting provision under this Section 21.5 to the vesting provision under Article 10 shall for purposes of Section 18.2 be treated as an amendment of the vesting provisions of the Plan.

Article 22.  Miscellaneous

         22.1 No Employment Rights. Nothing in this Plan shall be construed as a contract of employment between an Affiliated Company and any Employee, nor as a guarantee of any Employee to be continued in the employment of an Affiliated Company, nor as a limitation on the right of an Affiliated Company to discharge any of its Employees with or without cause or with or without notice at the option of the Affiliated Company.

         22.2 Discretion. Any discretionary acts under this Plan by an Employer or by the Committee shall be uniform and applicable to all persons similarly situated. No discretionary act shall be taken which constitutes prohibited discrimination under the provisions of Section 401(a) of the Internal Revenue Code or prohibited reduction of accrued benefits under Section 411 of the Internal Revenue Code.

         22.3 Merged Plan. The Company may for purposes of this Plan (a) designate any employee pension benefit plan (as defined in Section 3(2) of ERISA) as a Merged Plan and (b) give credit for participation in a Merged Plan to the extent the Board determines desirable. The Board shall notify the Committee of the designation of any Merged Plan, and of credit to be given for participation in the Merged Plan.

         22.4 No Interest in Trust Fund. Irrespective of the amount of a Participant's Accrued Benefits, neither the Participant nor his or her Beneficiary or any other person shall have any interest or right to any of the assets of the Trust Fund except as and to the extent expressly provided in this Plan.

         22.5 Governing Law. The provisions of this Plan shall be governed by and construed and administered in accordance with ERISA, the Internal Revenue Code, and, where not inconsistent, the laws of the State in which the Company is incorporated.

         22.6 Participant Information. Each Participant shall notify the Committee of (a) his or her mailing address and each change of mailing address,
(b) the Participant's, the Participant's Beneficiary's and, if applicable, the Participant's spouse's date of birth, and (c) his or her marital status and any change of his or her marital status and (d) any other information required by the Committee. The information provided by the Participant under this Section
22.6 shall be binding upon the Participant and the Participant's Beneficiary for all purposes of the Plan.

         22.7 Severability. If any provision of this Plan is held illegal or invalid for any reason, the other provisions of this Plan shall not be affected.

         22.8 Notices. Any notice, request, election, designation, revocation or other communication under this Plan shall be in writing and shall be considered given when delivered personally or mailed by registered mail, return receipt requested, except that any communication furnished to all Participants shall be considered given when delivered personally or mailed by first class mail.

         22.9 Headings. The headings in this Plan are for convenience of reference and shall not be given substantive effect.

Dated:  January 22, 1998                     GARTNER GROUP, INC.


                                             By  /s/  John  F. Halligan
                                                 ----------------------------
                                                  Executive Vice President
                                                  and Chief Financial Officer
Attest:


/s/ Cathy Satz
-------------------
Assistant Secretary



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